Exhibit 10.14

AIR PRODUCTS AND CHEMICALS, INC.

RETIREMENT SAVINGS PLAN

AS AMENDED AND RESTATED

EFFECTIVE OCTOBER 1, 2009

Including amendments through September 30, 2010

i

(continued)

(continued)

(continued)

(continued)

v

AIR PRODUCTS AND CHEMICALS, INC.

RETIREMENT SAVINGS PLAN

ARTICLE I

PURPOSES

1.01 Purposes. This Plan is established to facilitate the accumulation and investment of retirement and other savings for eligible employees and to provide such employees with an opportunity to acquire a stock interest in Air Products and Chemicals, Inc. (the “Company”), and is intended to be a profit-sharing plan described in Code Section 401(a) with a cash or deferred arrangement described in Code Section 401(k) and an employee stock ownership plan component as defined in Code Section 4975(e), all in accordance with the terms and conditions hereinafter set forth. Unless otherwise stated or required by applicable law, the effective date of the current amendment and restatement shall be October 1, 2009, including amendments implemented through September 30, 2010, and shall not be applicable to persons retiring or otherwise terminating employment with the Company and its Affiliated Companies prior to October 1, 2009, except as otherwise provided herein.

ARTICLE II

DEFINITIONS

As used in this Plan, the terms listed below shall have the meanings assigned below; provided, however, that special definitions for purposes of Sections 3.07, 3.14, and 3.15 are contained in Paragraphs 3.07(a), 3.14(a), and 3.15(a), respectively.

2.01 Affiliated Company means each trade or business (whether or not incorporated) while it, together with the Company, is treated as a controlled group of corporations (as defined in Code Section 414(b)), as under common control (as defined in Code Section 414(c)), or as an affiliated service group (as defined in Code Section 414(m)), or is required to be aggregated with the Company pursuant to the regulations under Code Section 414(o); provided, however, that for purposes of Section 3.15 of the Plan and where otherwise applicable, the modification provided for in Code Section 415(h) shall be taken into account.

2.02 After-Tax Contributions mean contributions made by a Participant under Paragraph 3.02(b).

2.03 Annual Salary means the total annual salary of a Participant, as determined by the Employer based solely on its records, including elective contributions made by an Employer on behalf of the Employee that are not includible in federal taxable income under Code Section 125 or Code Section 402(e)(3), excluding:

(a) Discretionary bonuses or grants, including, without limitation, income howsoever derived from any stock options or other equity-based awards, scholastic aid, payments and awards for suggestions and patentable inventions, other merit awards or variable compensation, expense allowances, and noncash compensation (including imputed income);

(b) Payments of Company Matching Contributions under Section 3.03 and Company Core Contributions under Section 3.04 of this Plan, accruals or distributions under this Plan, or payments, accruals, or distributions under any severance, incentive, or welfare plan or other retirement, pension, or profit-sharing plan of an Employer;

(c) Overtime, commissions, mileage, shift premiums, and payments in lieu of vacation; and

(d) All supplemental compensation for domestic and overseas assignments, including without limitation, premium pay, cost of living and relocation allowances, mortgage interest allowances and forgiveness, tax-equalization payments, and other emoluments for such service.

In the case of a Participant who is a full-time hourly or a weekly salaried production and maintenance employee, Annual Salary shall be determined by multiplying his base hourly pay rate by 2,080 hours. In the case of a Participant who is a part-time hourly employee or a part time non exempt salaried employee, Annual Salary shall be determined by multiplying his base hourly pay by his scheduled annual hours. Notwithstanding the above, Annual Salary means 125% of the amount determined in accordance with the preceding two sentences for any Participant who is employed as an over-the-road truck driver by an Employer, is paid on a mileage and hourly basis, and whose employment is based at a liquid bulk distribution terminal from time to time designated by the Vice President - Human Resources and identified as a “Designated Terminal” on Exhibit I.

Notwithstanding the above, “Annual Salary” shall not exceed the limitation provided under Code Section 401(a)(17) as adjusted pursuant to Code Section 401(a)(17)(B) for any Plan Year.

2.04 Before-Tax Contributions mean contributions made by the Employer on behalf of a Participant pursuant to the Participant’s Deferral Election under Paragraph 3.02(a) or Deemed Election under Paragraph 3.02(d).

2.05 Beneficiary or Beneficiaries mean the person(s), trust(s), or other recipient(s) as determined under the provisions of Section 5.02, who or which shall receive all amounts credited to the Participant’s Plan accounts following the death of the Participant.

2.06 Board means the board of directors of the Company or any Committee thereof acting on behalf of the Board pursuant to its charter or other delegation of power from the Board, or the Chairman of the Board acting pursuant to a delegation of authority from the Board.

2.07 Business Day means any day the New York Stock Exchange is open for business.

2.08 Catch-up Contributions mean contributions made by the Employer on behalf of a Participant pursuant to the Participant’s Deferral Election under Paragraph 3.02(c).

2.09 Claims Committee means the committee appointed by the Vice President-Human Resources to review and determine appeals of claims arising under the Plan in accordance with Section 6.05.

2.10 Code means the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder.

2.11 Company means Air Products and Chemicals, Inc., or any successor in interest thereto.

2.12 Company Core Contributions mean contributions made by the Employer under Section 3.04.

2.13 Company Matching Contributions mean contributions made by the Employer under Section 3.03.

2.14 Company Stock means common stock of the Company.

2.15 Core Contribution Participant shall mean an Electing Employee or a salaried Employee whose Employment Commencement Date or Reemployment Commencement date occurs after October 31, 2004, or who otherwise becomes a salaried Employee after such date.

2.16 Credited Service means credited service as defined in the Salaried Pension Plan or Hourly Pension Plan, as applicable.

2.17 Deemed Election means a passive election to make Before-Tax Contributions to the Plan pursuant to Section 3.02(d).

2.18 Deferral Election means the election made by a Participant in accordance with Section 3.02.

2.19 Defined Benefit Plan means any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

2.20 Defined Contribution Plan means a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and on any income, expenses, gains, and losses, and any forfeitures of accounts of other participants, which may be allocated to such participant’s account. For this purpose, any Participant’s contributions made pursuant to a Defined Benefit Plan maintained by the Company or an Affiliated Company shall be treated as a separate Defined Contribution Plan.

2.21 Distribution Event means: (a) a Participant’s severance from employment with the Company and all Affiliated Companies, death or disability, in each case as defined by Code Section 401(k)(2)(B)(i).

2.22 Electing Employee means an Employee who voluntarily elects to cease accruing years of Credited Service under the Salaried Pension Plan as of the Retirement Program Change Effective Date in order to receive Company Core Contributions and increased Company Matching Contributions.

2.23 Employee means (a) any salaried employee of an Employer or (b) any non-union hourly paid employee who is employed by an Employer at one of the locations from time to time designated by the Vice President - Human Resources and listed on Exhibit I attached hereto and made a part hereof, as said Exhibit I is updated from time to time; provided however, that no person shall be an Employee if such person is a leased employee (as defined below) of an Employer, a participant in the Supplemental Employment Program, a foreign national on a temporary assignment to an Employer, or an employee working under a Summer Internship Program, a Cooperative Education Program, or other temporary or supplemental employment program of an Employer. An employee of an Employer who is covered by a collective bargaining agreement shall not be an Employee unless the terms of such collective bargaining agreement provide for participation in the Plan. Notwithstanding the foregoing, if a leased employee or an employee of an Affiliated Company becomes an Employee, his service with the Company and Affiliated Companies prior to becoming an Employee shall be taken into account for eligibility and vesting purposes under the Plan.

The term “employee” as used herein shall mean any common law employee of the Company or an Affiliated Company but shall exclude any person classified by the Company as an independent contractor even if such individual is subsequently reclassified as a common law employee by the Internal Revenue Service or any other agency, entity, or person.

For purposes of the preceding paragraph, a “leased employee” is any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (leasing organization) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer.

2.24 Employer means the Company and/or any Participating Employer, either collectively or separately as the context requires.

2.25 Employment Commencement Date means the date on which the Employee first performs an Hour of Service under Section 2.28 for an Employer or an Affiliated Company.

2.26 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27 Fair Market Value, as of any Business Day with respect to Company Stock, means the closing sale price for Company Stock for such date on the New York Stock Exchange, or, if no such sale occurred, the average of the closing bid and asked prices for such date on the New York Stock Exchange.

2.28 Hour of Service means:

(a) each hour for which an employee (whether or not as an Employee) is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company during the applicable computation period;

(b) each hour for which an employee (whether or not as an Employee) is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including short-term disability for salaried Employees), layoff, jury duty, military duty, or leave of absence;

(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, with respect to an employee (whether or not an Employee), provided such hours have not previously been credited under either Paragraphs (a) or (b) above; and

(d) In the case of an employee who is reemployed by the Company or an Affiliated Company in accordance with the requirements of applicable federal law following an authorized leave of absence due to service in the Armed Forces of the United States, each hour during which such employee (whether or not as an Employee) is not performing duties for the Company or an Affiliated Company due to such military leave whether or not such employee is paid, or entitled to payment, by the Company or an Affiliated Company.

For purposes of this Section, a payment shall be deemed to be made by or due from the Company or an Affiliated Company whether such payment is directly made by or due from the Company or Affiliated Company, or indirectly made through, among other sources, a trust fund or insurer to which the Company or Affiliated Company contributes or pays premium (e.g., for group term life insurance).

For purposes of Paragraphs (b) and (c) above, the following rules shall apply:

(i) No more than five hundred and one (501) Hours of Service shall be credited on account of any single continuous period during which the employee performs no duties for the Company or an Affiliated Company (whether or not such period occurs in a single computation period) except for short term disability salary continuation;

(ii) No Hours of Service shall be credited for a payment made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and

(iii) No Hours of Service shall be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

In the case of a payment which is made or due on account of a period during which an employee performs no duties for the Company or an Affiliated Company, and which results in the crediting of Hours of Service under Paragraphs (b) or (c) above, the number of hours and the period to which such hours are to be credited shall be determined in accordance with the rules promulgated by the United States Department of Labor in paragraphs (b), (c), and (d) of the regulations at 29 CFR § 2530.200b-2 or any future regulations which change, amend, or supersede such regulations, which regulations are incorporated by reference herein.

2.29 Hourly Pension Plan means the Pension Plan for Hourly Rated Employees of Air Products and Chemicals, Inc., as amended from time to time.

2.30 IGS Savings Plan means the Industrial Gas and Supply Company Retirement Savings Plan which was merged into the Plan effective as of March 31, 2000.

2.31 Investment Committee means the Pension Investment Committee of the Company, consisting of persons appointed by the Finance Committee of the Board and authorized, directed and empowered to supervise, monitor and review the management, custody, control and investment performance of the assets of the Plan.

2.32 Investment Vehicle means any security or other investment in which the Trustee is authorized to invest Participant Contributions transferred to a particular

Participant Investment Fund, other than cash or interest-bearing investments of a short-term nature in which such Participant Contributions may be temporarily invested pending investment in such security or other investment.

2.33 Matched Contributions mean Before-Tax Contributions and After-Tax Contributions that are matched by the Employer in accordance with Section 3.03.

2.34 Matured Company Matching Contributions mean the amount, including earnings, credited to a Participant’s Company Matching Contributions account for at least two full Plan Years.

2.35 Normal Retirement Age means age 65.

2.36 Participant means: (a) any Employee who is eligible to participate in the Plan in accordance with Section 3.01, or (b) any former Employee by whom or for whom contributions have been made under Sections 3.02, 3.03, 3.04, 3.12, or 3.13, and (c) any participant in the IGS Savings Plan on March 30, 2002, until such time as all such contributions and earnings thereon have been withdrawn by or distributed to such Employee, former Employee or IGS Savings Plan Participant.

2.37 Participant Contributions mean, collectively, funds held and invested by the Trustee under the Trust Agreement which were, when first transferred to the Trustee, Matched Contributions, Unmatched Contributions, rollover contributions as described in Section 3.12, or assets received in plan-to-plan transfers or mergers as described in Section 3.13, together with earnings thereon.

2.38 Participant Investment Funds mean the funds described in Appendix A, as amended from time to time, which other than the Company Stock Fund, are chosen by the Investment Committee, in which Participant Contributions and Company Core Contributions are held for investment.

2.39 Participating Employer means those Affiliated Companies listed as Participating Employers on Schedule I hereto, while such designation is in effect, and any Affiliated Company which is later designated by the Board or pursuant to authority delegated by the Board as a Participating Employer under the Plan, whose designation has not been revoked. An Affiliated Company’s status as a Participating Employer shall be automatically revoked upon its ceasing to be an Affiliated Company. A Participating Employer or the Board or person acting pursuant to authority delegated by the Board may revoke such designation at any time, but until such acceptance has been revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees and former Employees of the Participating Employer. In the event the designation of a Participating Employer is revoked, the Plan shall be deemed discontinued only as to such Participating Employer.

2.40 Party in Interest has the meaning provided in ERISA Section 3(14), or regulations promulgated thereunder or any future regulations which change, amend, or supersede such regulations.

2.41 Period of Severance means a 12-consecutive-month period beginning on an individual’s Severance from Service Date or any anniversary thereof and ending on the next succeeding anniversary of such date during which the individual is not credited with at least one Hour of Service.

2.42 Plan means the “Air Products and Chemicals, Inc. Retirement Savings Plan” as set forth herein and as amended from time to time.

2.43 Plan Administrator means the Vice President – Human Resources, or such other person or entity as he or she shall appoint to fill such role.

2.44 Plan Year means the annual period beginning on October 1 and ending on September 30 of the following calendar year. A Plan Year shall be designated according to the calendar year in which such Plan Year ends. The Plan Year shall also be the limitation year for purposes of applying the limitation of Code Section 415.

2.45 Qualified Default Investment Alternative means the Participant Investment Fund chosen by the Investment Committee, as designated in Appendix A, to meet the requirements of ERISA Section 404(c)(5) and the regulations thereunder.

2.46 Qualified Domestic Relations Order means: (a) any qualified domestic relations order as defined in Code Section 414(p) and ERISA Section 206(d), or (b) any other domestic relations order permitted to be treated as a qualified domestic relations order by the Plan Administrator under the provisions of the Retirement Equity Act of 1984 and which the Plan Administrator determines to treat as a qualified domestic relations order.

2.47 Reemployment Commencement Date means the first day on which an individual performs an Hour of Service under Section 2.28 after incurring a Period of Severance.

2.48 Retirement Plan means: (a) any profit-sharing, pension, or stock bonus plan described in Code Sections 401(a) and 501(a), (b) any annuity plan or annuity contract described in Code Sections 403(a) or 403(b) of the Code, or (c) any individual retirement account or individual retirement annuity described in Code Sections 408(a) or 408(b).

2.49 Retirement Program Change Effective Date means January 1, 2005, except that (a) for Employees at the South Brunswick, New Jersey facility who were hourly-rated instrument and electrical technicians, warehouse technicians, laboratory technicians, maintenance technicians, operation technicians, or production technicians as of January 1, 2005, the Retirement Program Change Effective Date shall be January 1, 2006, and (b) for salaried Employees who were on military leave on January 1, 2005, the Retirement Program Change Effective Date shall be the first of the month following 30 days after returning from military leave.

2.50 Salaried Pension Plan means the Air Products and Chemicals, Inc. Pension Plan for Salaried Employees, as amended from time to time.

2.51 Severance from Service Date occurs on the earlier of (i) the date on which an employee retires, voluntarily terminates, or is discharged from employment with an Employer and all Affiliated Companies or dies; or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer and all Affiliated Companies for any reason other than voluntary termination, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff; provided that, in the case of an individual who is absent from work for maternity or paternity reasons, a Severance from Service Date shall not occur until the second anniversary of the date the individual begins such maternity or paternity leave. For purposes of the foregoing, an Employee’s absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement; provided that the Employee has provided to the Plan Administrator, in the form and manner prescribed by the Plan Administrator, information establishing (a) that the absence from work is for maternity or paternity reasons and (b) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer. Notwithstanding the above, an individual who is absent from work due to a leave of absence, whether or not for maternity or paternity reasons, who returns to work immediately following the leave of absence shall be deemed not to have a Severance from Service date.

2.52 Trust Agreement means the trust agreement referred to in Article IV, as the same may be amended from time to time.

2.53 Trust Fund means the assets held in trust for purposes of the Plan.

2.54 Trustee means such trustee or trustees as shall be appointed by the Investment Committee under the Trust Agreement.

2.55 Unmatched Contributions mean any After-Tax Contributions which are not Matched Contributions, Before-Tax Contributions which are not Matched Contributions or Catch-up Contributions.

2.56 Unmatured Company Matching Contributions mean the amount, including earnings, credited to a Participant’s Company Matching Contributions account for less than two full Plan Years.

2.57 Vice President-Human Resources shall mean the Senior Vice President – Human Resources and Communications of the Company, or any successor to that position or any similar position within Human Resources.

2.58 Years of Service mean the service credited to a Participant for purposes of determining the amount of Company Core Contributions allocated to the Participant’s account under Section 3.4. The following rules shall apply in calculating Years of Service under this Plan:

(a) An Employee shall be credited with a Year of Service for each 12 consecutive month period during the period beginning on the Employee’s Employment Commencement Date and ending on the Employee’s Severance from Service Date.

(b) If an Employee has a Severance from Service Date and after January 1, 2005 is rehired by the Employer, Years of Service prior to the Employee’s Severance from Service Date shall not be taken into account as Years of Service. The Employee’s date of reemployment shall be the Employee’s Employment Commencement Date for purposes of (a) above.

(c) Notwithstanding the foregoing, for periods of service prior to January 1, 2005, an Employee who was a Core Contribution Participant as of January 1, 2005, or an hourly employee participating in the Hourly Pension Plan as of January 1, 2005 who becomes a salaried Employee thereafter, will be credited with Years of Service beginning with the date he or she first earned Credited Service under the Salaried Pension Plan or the Hourly Pension Plan, but excluding any period when he or she was not employed by the Company or an Affiliated Company, and any period with respect to which service is not taken into account in calculating his or her Accrued Benefit under such Plan as of January 1, 2005.

2.59 Years of Vesting Service mean the service credited to an Employee for purposes of determining the Employee’s vested interest in the portion of his account attributable to Company Core Contributions and related investment earnings and losses. The following rules shall apply in calculating Years of Vesting Service under this Plan:

(a) An Employee shall be credited with full and partial Years of Vesting Service for the period from the Employee’s Employment Commencement Date to the Employee’s Severance from Service Date and, if applicable, from the Employee’s Reemployment Commencement Date to the Employee’s subsequent Severance from Service Date; provided that, an Employee who is absent from work due to maternity or paternity leave as defined in subsection 2.51 shall not be credited with Vesting Service for any period of such maternity or paternity leave that extends beyond the one year anniversary of the date the individual begins such maternity or paternity leave. Years of Vesting Service shall be calculated on the basis that 12 consecutive months of employment equal one year. For this purpose, partial Years of Vesting Service shall be aggregated.

(b) If an Employee retires, voluntarily terminates, or is discharged from employment with the Employer and all Affiliated Companies and is subsequently reemployed, the period commencing on the Employee’s Severance from Service Date and ending on the reemployment date shall be taken into account, if such period is 12 months or less in duration; provided that, if an Employee retires, voluntarily terminates, or is discharged from employment with the Employer and all Affiliated Companies during a period when the Employee was absent for another reason and is subsequently reemployed, the period commencing on the Employee’s Severance from Service Date and ending on the reemployment date shall be taken into account, but only if the reemployment date occurs within 12 months of the first date of absence.

(c) If an Employee is reemployed after incurring five consecutive Periods of Severance, and the Employee had never previously earned any vested benefits under the Plan, including Company Matching Contributions, Years of Vesting

Service after such Periods of Severance shall not be taken into account for purposes of determining the vested interest in the portion of his account attributable to Company Core Contributions made before such Periods of Severance, and Years of Vesting Service before such Periods of Severance shall not be taken into account for the purpose of determining the vested interest in the portion of his account attributable to Company Core Contributions made after such Periods of Severance.

(d) Years of Vesting Service shall include all periods described in paragraphs (a), and (b) above (including those periods during which the Employee was a leased employee within the meaning of section 414(n) or 414(o) of the Code) whether or not the Employee qualified as an Employee during those periods.

ARTICLE III

ELIGIBILITY, CONTRIBUTIONS, WITHDRAWALS, DISTRIBUTIONS,

ROLLOVERS, AND PLAN-TO-PLAN TRANSFERS

3.01 Eligibility and Commencement of Participation.

(a) An Employee shall be eligible to participate in the Plan upon meeting the requirements of (i) or (ii) as follows:

(i) An Employee shall be eligible to participate in the Plan upon completion of thirty (30) days of service after the date as of which the Employee is first scheduled or expected to be credited with one thousand (1,000) Hours of Service as an Employee during the next twelve (12)-month period. Such Employee will begin his participation as of the first complete pay period following the completion of such thirty (30) days of service if such Employee shall make an affirmative election to participate in accordance with procedures adopted by the Plan Administrator under Paragraph 3.02(a), (b), or (c) , or a Deemed Election pursuant to Paragraph 3.02(d). Notwithstanding the foregoing, a Core Contribution Participant shall be eligible to participate in benefits under Section 3.04 of the Plan on the later of the Retirement Program Change Effective Date or the date he becomes a Core Contribution Participant, provided that he is scheduled or expected to be credited with one thousand (1,000) Hours of Service during the next twelve (12)-month period.

(ii) An Employee who has not satisfied the service requirements of the preceding paragraph shall be eligible to participate in the Plan, upon such Employee’s completion of 1,000 Hours of Service during an eligibility computation period. An eligibility computation period is the twelve (12) month period beginning on the Employee’s Employment Commencement Date, or, in the event such Employee does not complete 1,000 Hours of Service in such twelve (12) month period, all Plan Years beginning after the first day of such twelve (12) month period. Such an Employee may begin his participation as of the first full pay period which includes the earlier of (i) the first day of the Plan Year which follows his satisfaction of the eligibility requirements in the preceding sentence, or (ii) the date which is six months after the date on which he satisfied such eligibility requirements, if such Employee makes an affirmative election to participate in accordance with Paragraph 3.01(a)(i). A Core Contribution Participant who has not satisfied the service requirements of the preceding paragraph shall be eligible to participate in benefits under Section 3.04 of the Plan upon such Participant’s completion of 1,000 Hours of Service during an eligibility computation period.

(iii) Employees who were former participants of the IGS Savings Plan shall be eligible to participate upon their becoming an Employee provided they make an affirmative election to participate in accordance with the procedures adopted by the Plan Administrator under subsection 3.02(a), (b), or (c) or a Deemed Election pursuant to subsection 3.02(d).

(b) An Employee eligible to participate in the Plan shall remain eligible to participate (subject to the applicable suspension provisions of Sections 3.02, 3.07, and 3.08) for so long as he is an Employee. An Employee who terminates his employment with the Company and all Affiliated Companies after becoming eligible to participate in the Plan, or an Employee who otherwise ceases to be employed as an Employee, shall, upon reemployment by an Employer as an Employee, be eligible to participate in the Plan and may begin his participation as soon as administratively possible so long as an election is properly made as provided in Paragraph 3.02; except that such reemployed Core Contribution Participant shall be eligible to participate in Company Core Contributions as of the later of the Retirement Program Change Date or his Reemployment Commencement Date (or, if no Severance from Service has occurred, the later of the Retirement Program Change Date or the date he once again meets the definition of Employee). An Employee who becomes represented by a collective bargaining agent will remain eligible to participate in the Plan until a collective bargaining agreement is executed by the Employer by which the Employee is employed and the bargaining agent and, subsequent thereto, will only remain eligible to participate in the Plan if the collective bargaining agreement so provides. An Employee who terminates employment with the Company and all Affiliated Companies prior to becoming eligible to participate in the Plan shall be treated as a new Employee for purposes of this Section 3.01 upon reemployment by an Employer.

(c) Notwithstanding any other provision of this Plan, the availability of Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions, Company Core Contributions and Company Matching Contributions shall not discriminate in favor of Highly Compensated Employees.

3.02 Before-Tax, After-Tax and Catch-up Contributions. Each Employee shall commence participation in the Plan by making an election to make contributions to the Plan as described in (a), (b), (c), or (d) below (the “Deferral Election”).

(a) Before-Tax Contributions. An Employee may make an election to reduce periodic installments of his Annual Salary otherwise payable for each succeeding pay period and direct the Employer to make a contribution to the Plan on his behalf in an amount equal to a whole number from 3 to 50 percent of such periodic installment of his Annual Salary (subject to the provisions of Section 3.07).

(b) After-Tax Contributions. An Employee may make an election to contribute an amount equal to 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, or 16 percent of each such periodic installment of his Annual Salary (subject to the provisions of Section 3.07) to the Plan.

(c) Catch-up Contributions. Effective October 1, 2002, a Participant who attains age 50 by the end of the applicable calendar year and who has made Before-Tax Contributions for the calendar year or Plan Year, as applicable, up to the lesser of the statutory limit described in Section 3.07(c)(i), the Plan limit described in Section 3.02(a), or, if such Participant is a Highly Compensated Employee, the highest amount of Before Tax Contributions that can be retained in the Plan with respect to such Participant without violating the Average Deferral Percentage Test described in Section 3.07(b)(1), shall be eligible to make additional Before-Tax Contributions to the Plan in the amount of $5,000, which amount shall be adjusted pursuant to cost of living adjustments described in Code Section 414(v)(2)(c).

(d) Deemed Election. (i) Each salaried Employee who becomes eligible to participate in the Plan on or after the Retirement Program Change Effective Date, and (ii) each hourly Employee who becomes eligible to participate in the Plan on and after October 1, 2007, shall be considered to have directed the Employer to reduce his salary in order to make a Before-Tax Contribution in an amount equal to six (6) percent of each periodic installment of his Annual Salary (subject to the provisions of Section 3.07) on his behalf to the trust for the Plan established under the Trust Agreement unless such Employee files (or has filed) a Deferral Election with the Employer. Such Deemed Election shall be effective in accordance with procedures established by the Plan Administrator after written notice has been provided to the Employee.

(e) Limits on Contributions. Notwithstanding the foregoing, the maximum combined total of After-Tax Contributions and Before-Tax Contributions being made by or on behalf of a Participant at any time may not exceed 50 percent of the Participant’s installments of Annual Salary payable at the time, and After-Tax Contributions and Before-Tax Contributions may be made only to the extent that such Contributions to a Participant’s account for any Plan Year do not cause the limitations on Annual Additions to a Participant’s account as set forth in Section 3.14 to be exceeded.

(f) Election Changes. An Employee may, by giving notice to the Plan Administrator, change his Deferral Election, including a Deemed Election, and direct the Employer to reduce or contribute, as the case may be, different permitted percentages of his periodic installments of Annual Salary, effective as soon as administratively practicable thereafter. In the event of a change in Annual Salary, the Employee’s then current contribution percentage shall automatically be applied to the new Annual Salary, as soon as administratively practicable thereafter.

(g) Suspension of Elections. An Employee may, by notice to the Plan Administrator, initiate a suspension of his Deferral Election beginning as soon as administratively practicable thereafter. In addition, suspension shall be automatic as of the first pay in which a Participant ceases to be an Employee. In the event the participant initiates the suspension, the Participant may elect to resume his Deferral Election in accordance with the provisions of Section 3.01 effective as soon as administratively practicable thereafter, provided that he is an Employee as of the date when the Deferral Election resumes.

(h) Termination of Elections. Subsequent to a Distribution Event, the Participant shall have no right to continue making contributions to the Plan, but shall have the right to redirect the investment of the amounts in his accounts in accordance with Section 4.03 and to change or revoke his written designation of Beneficiary in accordance with Section 5.02.

(i) Administrative Rules. The Plan Administrator may from time to time establish such rules and procedures for determining and adjusting the percentages of Annual Salary subject to Deferral Elections as the Plan Administrator shall in his sole discretion deem to be necessary or desirable for the administration of the Plan in accordance with the Code and ERISA, including, without limitation, rules and procedures establishing limitations on the frequency with which all or certain Participants may alter the percentages of their Annual Salary which are subject to Deferral Elections and rules and procedures allowing for the contribution of a specified dollar amount of Before-Tax Contributions, After-Tax Contributions or Catch-up Contributions in lieu of a fixed whole percentage.

(j) Vesting. A Participant shall have a fully vested, nonforfeitable right to any benefits derived from Before-Tax Contributions, After-Tax Contributions and Catch-up Contributions made under this Section 3.02.

3.03 Company Matching Contributions. The Employer shall make Company Matching Contributions to the Plan on behalf of each Employee who participates in the Plan in accordance with the following provisions:

(a) Enhanced Formula. Effective as of the later of the Retirement Program Change Effective Date or the date he becomes a Core Contribution Participant, each Core Contribution Participant shall receive Company Matching Contributions as soon as administratively practicable after each pay date from the Employer equal to the sum of (i) and (ii) below:

(i) 75 percent of the first (4) percent of the Participant’s Annual Salary that is deferred by the Participant each pay period to the Plan as Before-Tax Contributions provided that the Participant has elected to contribute at least three (3) percent as Before-Tax Contributions, excluding Catch-up Contributions, and

(ii) 50 percent of the next two (2) percent of the Participant’s Annual Salary that is deferred by the Participant each pay period to the Plan as Before-Tax Contributions, excluding Catch-up Contributions.

(b) Regular Formula. Each Participant who is not eligible to receive Company Matching Contributions in accordance with (a) above, shall receive Company Matching Contributions as of the end of each pay period from the Employer equal to the sum of (i) and (ii) below:

(i) 75 percent of the first (3) percent of the Participant’s Annual Salary that is deferred by the Participant each pay period to the Plan provided that the Participant has elected to contribute at least three (3) percent as Before-Tax Contributions, excluding Catch-up Contributions, and

(ii) 25 percent of the next three (3) percent of the Participant’s Annual Salary that is deferred by the Participant each pay period to the Plan as Before-Tax Contributions , excluding Catch-up Contributions, or contributed to the Plan as After-Tax Contributions.

(c) Form of Company Matching Contribution. A Company Matching Contribution will be made to the Trustee at least annually, but (unless the Company determines otherwise) only out of the Employer’s current or accumulated earnings and profits, and may be made in whole or in part in cash or Company Stock. Company Matching Contributions to be made in Company Stock shall be valued for such purpose at the Fair Market Value on the last Business Day of the period for which the Company Matching Contribution is made. If the Company shall not have taken action to discontinue the Plan in accordance with the provisions of Section 7.01 prior to the end of any Plan Year, the Employer’s Company Matching Contribution for such Plan Year shall become a fixed obligation as of the end of such Plan Year to the extent of the Employer’s current or accumulated earnings and profits.

(d) Limits on Company Matching Contributions. Notwithstanding the foregoing, no Company Matching Contribution shall be made for the account of any Participant to the extent that such Company Matching Contribution, after the adjustments provided for in the following sentence, would violate the Actual Contribution Percentage Test , as described in Section 3.07. Any corrective actions taken to avoid such violations shall be performed in accordance with Section 3.07.

(e) Vesting. A Participant shall have a fully vested, nonforfeitable right to any benefits derived from Company Matching Contributions, subject to the forfeiture provisions of Section 3.07 and Paragraph 3.14(c).

3.04 Company Core Contributions. Effective as of the Retirement Program Change Effective Date, each Core Contribution Participant shall receive Company Core Contributions from the Employer in accordance with the following provisions:

(a) Formula. The Employer shall allocate a Company Core Contribution at least annually to the account of each eligible Participant at any time during the Plan Year in accordance with the following schedule:

Years of Service	Amount of Company Core Contributions
Less than 10 Years of Service	4% of Annual Salary
10-19 Years of Service	5% of Annual Salary
20 or more Years of Service	6% of Annual Salary

(b) Notwithstanding the foregoing, Annual Salary for purposes of determining the amount of Company Core Contributions under (a), above, shall not include any Annual Salary earned by a Participant before the Participant became eligible to receive Company Core Contributions.

3.05 Company Core Contribution Vesting Rules. A Participant’s Company Core Contributions and related investment earnings and losses shall be subject to the following vesting rules:

(a) Vesting Schedule. Effective on and after October 1, 2007, a Participant who is an Employee shall have a vested, nonforfeitable right to the portion of a Participant’s account attributable to Company Core Contributions, including any related investment earnings and losses, according to the following vesting schedule, or, if earlier, after attaining Normal Retirement Age while employed by the Employer or an Affiliated Company:

Years of Vesting Service	Percent Vested
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

Prior to October 1, 2007, a Participant who is an Employee would have a fully vested, nonforfeitable right to the portion of a Participant’s account attributable to Company Core Contributions, including any related investment earnings and losses, after completing at least 5 Years of Vesting Service, or, if earlier, after attaining Normal Retirement Age while employed by the Employer or an Affiliated Company.

(b) Forfeitures.

(i) If a Participant is not fully vested in Company Core Contributions as described in (a) above at the time he incurs a Severance from Service Date, the unvested portion of the Participant’s account attributable to Company Core Contributions and related investment earnings and losses shall be forfeited as of the earlier of:

(A) the date on which he receives a distribution of his entire vested interest in his account; or

(B) the date on which he incurs five consecutive Periods of Severance.

(ii) A Participant who has no portion of his account attributable to Company Matching Contributions or Participant Before-Tax Contributions and whose vested interest in the portion of his account attributable to Company Core Contributions is zero shall be deemed to have received a distribution of his account as of his Severance from Service Date.

(iii) If a Participant is rehired by the Employer or an Affiliated Company before incurring five consecutive Periods of Severance, any amount forfeited under subsections (i) or (ii) shall be restored to his account as soon as administratively practicable. Such restoration shall be made from currently forfeited amounts in accordance with subsection (iv), or from additional contributions by the Employer and shall be invested in the Qualified Default Investment Alternative.

(iv) Amounts forfeited shall be used to first restore future amounts required to be restored in accordance with subsection (iii) with respect to the Plan Year. After such restoration, if any, is made, such amounts shall be used to reduce future Company Core Contributions and Company Matching Contributions made by the Employer by which the former Participant was employed, or to defray administrative costs of the Plan as determined by the Company.

3.06 Timing of Contributions. Before-Tax, After-Tax and Catch-up Contributions shall be transferred to the Trustee as soon as practicable following the date on which the Participant’s pay is reduced by the amount of the contribution. Company Matching Contributions and Company Core Contributions shall be transferred to the Trustee at least annually, but in all cases no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends.

3.07 Nondiscrimination Limitations and Corrective Measures.

(a) For purposes of this Section 3.07, the following terms shall have the meanings indicated below:

(i) Actual Contribution Percentage. The Actual Contribution Percentages for a Plan Year for the group of all Highly Compensated Employees and for the group of all Nonhighly Compensated Employees respectively are the averages, calculated to the nearest one-hundredth of a percentage point (.01%), of the ratios, calculated separately to the nearest one-hundredth of a percentage point (.01%) for each Employee in the respective group, of the amount of Company Matching Contributions and After-Tax Contributions (and any Qualified Non-Elective Contribution made under Paragraph 3.07(c)(x) for purposes of satisfying the Actual Contribution Percentage Test) made to the Plan on behalf of each such Employee for such Plan

Year, to the Employee’s Compensation for such Plan Year, whether or not the Employee was a Participant for the entire Plan Year. The Actual Contribution Percentage calculation may include Before-Tax Contributions, excluding Catch-up Contributions, so long as: (A) the Actual Deferral Percentage Test is met before such Before-Tax Contributions are used in the Actual Contribution Percentage Test, and continues to be met following the exclusion of those Before-Tax Contributions that are used to meet the Actual Contribution Percentage Test and (B) the requirements of Treasury Regulation §1.401(m)-1(b)(5) are satisfied. For purposes of determining the Actual Contribution Percentage, only those Employees who are eligible to elect After-Tax Contributions or to receive Company Matching Contributions for all or a portion of the applicable Plan Year, or who would be so eligible absent a suspension in accordance with the terms of the Plan, are taken into account; any such Employee who would be a Participant if such Employee made an After-Tax Contribution or had a Before-Tax Contribution made on his behalf shall be treated as an eligible Employee on behalf of whom no After-Tax Contributions or Company Matching Contributions are made.

For purposes of this Section, and except as otherwise provided in Treasury regulations, if the Plan and any other plan are aggregated for purposes of Code Section 410(b) (other than for purposes of the average benefit percentage test), such plans (including the Plan) shall be treated as one (1) plan for purposes of calculating the Actual Contribution Percentage. Except as otherwise provided in Treasury regulations, if any Highly Compensated Employee who is a Participant in this Plan also participates in any other plan of the Employer to which employee or matching contributions are made, all such plans (including the Plan) shall be treated as one (1) plan with respect to such Participant.

(ii) Actual Contribution Percentage Test means the test described in Paragraph 3.07(b)(ii).

(iii) Actual Deferral Percentage. The Actual Deferral Percentages for a Plan Year for the group of all Highly Compensated Employees and for the group of all Nonhighly Compensated Employees respectively are the averages, calculated to the nearest one-hundredth of a percentage point (.01%), of the ratios, calculated separately to the nearest one-hundredth of a percentage point (.01%) for each Employee in the respective group, of the amount of Before-Tax Contributions, excluding Catch-up Contributions (and Qualified Non-Elective Contributions made under Paragraph 3.07(c)(x) for purposes of satisfying the Actual Deferral Percentage Test), paid under the Plan on behalf of each such Employee for such Plan Year, including Excess Deferrals, to the Employee’s Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year) but excluding Before-Tax Contributions that are taken into account in the Actual Contribution Percentage Test. Only those Employees who are eligible to elect Before-Tax Contributions for all or a portion of the applicable Plan Year, or who would be so eligible absent a suspension in accordance with the terms of the Plan, are taken into account; any such Employee who would be a Participant but for the failure to have Before-Tax Contributions made on his behalf shall be treated as an eligible Employee on whose behalf no Before-Tax Contributions are made.

For purposes of this Section and except as otherwise provided in Treasury regulations, if the Plan and any other plan which includes a cash or deferred arrangement (within the meaning of Code Section 401(k)) are aggregated for purposes of Code Section 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements in such plans (including the Plan) shall be treated as one (1) plan for purposes of calculating the Actual Deferral Percentage. Except as otherwise provided in Treasury regulations, if any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement (within the meaning of Code Section 401(k)) of the Company or an Affiliated Company, all such cash or deferred arrangements (including under the Plan) shall be treated as one (1) cash or deferred arrangement with respect to such Participant.

(iv) Actual Deferral Percentage Test means the test described in Paragraph 3.07(b)(i).

(v) Compensation shall mean, except as otherwise provided in the definition of “Highly Compensated Employee”, a definition of compensation which satisfies Code Section 414(s) and regulations thereunder, and which is consistently used in any one Plan Year for purposes of this Section 3.07.

(vi) Excess Aggregate Contributions mean, with respect to any Highly Compensated Employee for a Plan Year, the excess of:

(A) The total After-Tax Contributions and Company Matching Contributions (and, where applicable, Before-Tax Contributions, taken into account under the Actual Contribution Percentage Test) made on behalf of such Highly Compensated Employee taken into account in computing the Actual Contribution Percentage for such Plan Year, over

(B) The maximum amount of After-Tax Contributions and Company Matching Contributions (and, where applicable, Before-Tax Contributions, taken into account under the Actual Contribution Percentage Test) on behalf of such Highly Compensated Employee which are permitted by the Actual Contribution Percentage Test.

(vii) Excess Contributions mean, with respect to any Highly Compensated Employee for a Plan Year, the excess of:

(A) The total Before-Tax Contributions made on behalf of such Highly Compensated Employee taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(B) The maximum amount of such Before-Tax Contributions, excluding Catch-up Contributions, on behalf of such Highly Compensated Employee which are permitted by the Actual Deferral Percentage Test.

(viii) Excess Deferrals mean the Before-Tax Contributions that are includible in a Participant’s gross income because they have exceeded the dollar limitation contained in Code Section 402(g).

(ix) Highly Compensated Employee means any Employee who performs service for the Company or an Affiliated Company during the determination year (as defined below) and who was: (A) a Five-Percent Owner at any time during the current or preceding Plan Year, or (B) for the preceding Plan Year had Compensation from the Employer or an Affiliated Company in excess of $80,000 (as adjusted pursuant to Code Section 414(q)). At the election of the Plan Administrator and, as provided for in Exhibit III, in a manner consistent with Code Section 414(q) and any regulations or other IRS pronouncements thereunder, clause (B) in the preceding sentence can be limited to those Employees who are in the top twenty percent (20%) of Employees ranked on the basis of compensation for such look-back year. At the election of the Plan Administrator, as provided for in Exhibit III, Compensation for the purpose of this Paragraph 3.07(a)(ix) may be determined on the basis of a calendar year, rather than the Plan Year.

(x) To the extent required by applicable law “Highly Compensated Employee” shall also include a highly compensated former employee, which is any employee who separated from service prior to the current Plan Year and who was either a Highly Compensated Employee in any determination year ending on or after the Employee’s attainment of age fifty five (55).

For purposes of this definition, Compensation is as defined in Code Section 415(c)(3).

(xi) Nonhighly Compensated Employee means any employee who is not a Highly Compensated Employee.

(xii) Qualified Non-Elective Contributions mean contributions made by the Company described in Paragraph 3.07(c)(x).

(xiii) Five Percent Owner means an Employee who shall be considered to be a Five Percent Owner for any Plan Year if at any time during such year such Employee was a five percent owner of the Employer, determined in accordance with the rules of Code Section 416(i)(1).

(b) Nondiscrimination Tests.

(i) Actual Deferral Percentage Test. Notwithstanding any provision herein to the contrary, the Actual Deferral Percentage for the group of all eligible Highly Compensated Employees for each Plan Year must not exceed the greater of:

(A) the Actual Deferral Percentage for the previous Plan Year for the group of all eligible Nonhighly Compensated Employees multiplied by 1.25; or

(B) the Actual Deferral Percentage for the previous Plan Year of such group of Nonhighly Compensated Employees multiplied by 2.0, but in no event more than two (2) percentage points greater than the Actual Deferral Percentage for the previous Plan Year of such group of Nonhighly Compensated Employees.

The Vice President - Human Resources, by written notice to the Plan Administrator may elect to entirely exclude from the Actual Deferral Percentage test those Employees who could be excluded from participation under the minimum age and service requirements of Code Section 410(a)(1)(A) (“early participation employees”), other than those early participation employees who are Highly Compensated Employees, to the extent permitted under Code Section 401(k)(3)(F). Any such election shall be reflected in Exhibit III.

The Actual Deferral Percentage test set forth in this Paragraph 3.07(b)(i) shall be performed in accordance with Code Section 401(k), the regulations thereunder, and any related IRS pronouncements, including IRS Notice 98-1 to the extent applicable. The Actual Deferral Percentage test set forth in this Paragraph 3.07(b)(i) may be performed with current year Non-Highly Compensated Employee data, rather than prior year data, if so elected by the Employer. Any such election shall be made by the Vice-President - Human Resources and shall be reflected in Exhibit III.

(ii) Actual Contribution Percentage Test. Notwithstanding any provision herein to the contrary, the Actual Contribution Percentage for the group of all eligible Highly Compensated Employees for each Plan Year must not exceed the greater of:

(A) The Actual Contribution Percentage for the previous Plan Year for the group of all eligible Nonhighly Compensated Employees multiplied by 1.25; or

(B) The Actual Contribution Percentage for the previous Plan Year of such group of Nonhighly Compensated Employees multiplied by 2.0, but in no event more than two (2) percentage points greater than the Actual Contribution Percentage for the previous Plan Year of such group of Nonhighly Compensated Employees.

The Vice President - Human Resources, by written notice to the Plan Administrator may elect to entirely exclude from the Actual Contribution Percentage Test those Employees who could be excluded from participation under the minimum age and service requirements of Code Section 410(a)(1)(A) (“early participation employees”), other than those early participation employees who are Highly Compensated Employees, to the extent permitted under Code Section 401(m)(5)(C). Any such election shall be reflected in Exhibit III.

The Actual Contribution Percentage test set forth in this Paragraph 3.07(b)(ii) shall be performed in accordance with Code Section 401(m), the regulations thereunder, and any related IRS pronouncements, including IRS Notice 98-1 to the extent applicable. The Actual Contribution Percentage test set forth in this Paragraph 3.07(b)(ii) may be performed with current year Non-Highly Compensated Employee data, rather than prior year data, if so elected by the Employer. Any such election shall be made by the Vice President - Human Resources and shall be reflected in Exhibit III.

(iii) For purposes of Paragraph 3.07(b), a Participant is a Highly Compensated Employee for a particular Plan Year if he or she satisfies the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not satisfy the definition of a Highly Compensated Employee in effect for that Plan Year.

(c) Notwithstanding any other provision of the Plan to the contrary, the percentages of Annual Salary specified by a Participant in his Deferral Election shall be subject to adjustment or other corrective measures by the Plan Administrator at any time and from time to time as follows:

(i) Before-Tax Contributions, excluding Catch-up Contributions, shall not be accepted with respect to any Participant for a calendar year to the extent such Before-Tax Contributions, together with any other elective contributions of the Participant to a plan maintained by the Company or an Affiliated Company, exceed $9,500 (as adjusted in accordance with Code Section 402(g)); accordingly, the Plan Administrator shall adjust downward the percentage of Annual Salary specified by a Participant in his Deferral Election to be contributed to the Plan as Before-Tax Contributions, as may be necessary to prevent such Excess Deferrals.

(ii) Before-Tax Contributions, excluding Catch-up Contributions, for any Plan Year must satisfy the Actual Deferral Percentage Test; accordingly, the Plan Administrator shall adjust downward the percentage of Annual Salary specified by a Participant in his Deferral Election, to the extent which the Plan Administrator in his sole discretion determines is necessary to maintain the Plan’s compliance with the Average Deferral Percentage Test.

(iii) After-Tax Contributions and Company Matching Contributions for any Plan Year must satisfy the Actual Contribution Percentage Test (after taking into account any Before-Tax Contributions included in such test pursuant to Paragraph 3.07(a)(i)); accordingly, the Plan Administrator shall adjust downward the percentage of Annual Salary specified by a Participant in his Deferral Election to be contributed under Paragraph 3.02(b), to the extent which the Plan Administrator in his sole discretion determines is necessary to maintain the Plan’s compliance with the Actual Contribution Percentage Test.

(iv) When a downward adjustment has been made pursuant to Paragraph (i), (ii), or (iii) above, the Plan Administrator may thereafter adjust any such percentage upward to bring it up to or closer to the percentage specified in the Participant’s most recent Deferral Election whenever the Plan Administrator determines that such an upward adjustment can be made without exceeding the limits described in Paragraph (i), (ii), or (iii). In the event of such upward adjustment, each affected Participant shall be given the opportunity to affirmatively elect to have such higher percentage apply to him.

(v) Any downward or upward adjustment in the percentage of Annual Salary specified by a Participant in his Deferral Election to be contributed to the Plan as Before-Tax Contributions other than Catch-up Contributions shall, with the Participant’s consent and unless the Plan Administrator directs otherwise, result in a corresponding increase or decrease, respectively, in After-Tax Contributions to be contributed to the Plan to the extent permitted under Paragraph (iii) or, if the Participant is eligible, Catch-up Contributions.

(vi) If, after application of the above provisions of Paragraph 3.07(c), Excess Deferrals are made to the Plan, such Excess Deferrals shall be re-characterized as Catch-up Contributions to the extent that a Participant who is eligible to make Catch-up Contributions has not reached the applicable Catch-up Contribution limit for the calendar year described in Section 3.02(c). Any Excess Deferrals remaining after application of the preceding sentence shall be returned to the Participant with earnings through the end of the calendar year in accordance with Treasury Regulation §1.402(g)-1, no later than April 15 following the close of the calendar year in which such contributions were made. Distributions shall first be made from Unmatched Contributions, excluding Catch-up Contributions, then from Matched Contributions. The return of any Matched Contributions shall be accompanied by a forfeiture of the related Company Matching Contributions and any income attributable thereto. Such forfeited amounts shall be held by the Trustee in a suspense account and applied towards subsequent Company Matching Contributions.

(vii) After the close of a calendar year, but no later than the last Business Day before April 15 (or such earlier date required by Treasury regulations) following such calendar year, a Participant who was also a participant in another plan to which the limitation on deferrals described in Code Section 402(g) applies may notify the Plan Administrator that the Participant has had deferrals contributed to the Plan and such other plan in excess of such limitation for such preceding calendar year and shall inform the Plan Administrator of the amount of such Excess Deferrals. Such Participant may request a distribution of such Excess Deferrals. Such Excess Deferrals shall first be re-characterized as Catch-up Contributions to the extent that a Participant who is eligible to make Catch-up Contributions has not reached the applicable Catch-up Contribution limit for the calendar year described in Section 3.02(c). Any Excess Deferrals remaining after application of the preceding sentence shall be distributed with the earnings attributable thereto through the end of the calendar year in accordance with Treasury Regulation §1.402(g)-1 no later than the April 15 following such notification. Distributions shall first be made from Unmatched Contributions, excluding Catch-up Contributions, and the return of any Matched Contributions shall be accompanied by a forfeiture of the related Company Matching Contributions and any income attributable thereto. Such forfeited amounts shall be held by the Trustee in a suspense account and applied towards subsequent Company Matching Contributions.

(viii) If, after application of the above provisions of Paragraph 3.07(c), Excess Contributions are made to the Plan, such Excess Contributions shall be re-characterized as Catch-up Contributions to the extent that a Participant who is eligible to make Catch-up Contributions has not reached the applicable Catch-up Contribution limit for the calendar year described in Section 3.02(c). Any Excess Contributions and the earnings attributable thereto through the end of the calendar year remaining after application of the preceding sentence shall be distributed to Highly Compensated Employees making such Excess Contributions no later than December 15 following the close of such Plan Year. The Highly Compensated Employee with the largest amounts of Before-Tax Contributions shall have his Before-Tax Contributions, excluding Catch-up Contributions, reduced to the greater of: (A) the highest dollar amount of Before-Tax Contributions, excluding Catch-up Contributions, that can be made without violating the limit of Paragraph 3.07(b)(i), or (B) the next highest dollar amount of Before-Tax Contributions, excluding Catch-up Contributions, of any other Highly Compensated Employee. Such process is repeated until Paragraph 3.07 (b)(i) is satisfied in accordance with Treasury Regulation §1.401(k)-1(f)(4)(ii). Distributions shall first be made from Unmatched Contributions, excluding Catch-up Contributions, then from Matched Contributions. The return of any Matched Contributions shall be accompanied by a forfeiture of the related Company Matching Contributions and any income attributable thereto. Such forfeited amounts shall be held by the Trustee in a suspense account and applied towards subsequent Company Matching Contributions.

(ix) If, after application of the above provisions of Paragraph 3.07(b)(ii), Excess Aggregate Contributions are made to the Plan, such Excess Aggregate Contributions shall be re-characterized as Catch-up Contributions to the extent that a Participant who is eligible to make Catch-up Contributions has not reached the applicable Catch-up Contribution limit for the calendar year described in Section 3.02(c). Any Excess Aggregate Contributions and the earnings attributable thereto through the end of the calendar year remaining after application of the preceding sentence shall be distributed to Highly Compensated Employees making such Excess Aggregate Contributions no later than December 15 following the close of the Plan Year. The Highly Compensated Employee with the largest amounts of contributions taken into account in computing the Actual Contribution Percentage Test (“ACP contributions”) shall have his ACP contributions reduced to the greater of: (A) the highest dollar amount of ACP contributions that can be made without violating the limit of Paragraph 3.07(b)(ii), or (B) the next highest dollar amount of ACP contributions of any other Highly Compensated Employee. Such process is repeated until Paragraph 3.07(b)(ii) is satisfied in accordance with Treasury Regulation §1.401(m)-1(e)(3)(iv). To the extent permitted by such regulation, After-Tax Contributions and any Company Matching Contributions attributable thereto shall be distributed first.

(x) Notwithstanding any other provision of this Section 3.07 or of the Plan to the contrary, the Employer may, by action of the Company, determine to make a special Employer contribution (a “Qualified Non-Elective Contribution”) to the Plan for the account of certain Participants who are Nonhighly Compensated Employees in order to maintain the Plan’s compliance with the non-discrimination requirements of Code Sections 401(k) and 401(m) and in lieu of (or in combination with) making the adjustment in the percentage of Annual Salary specified by Participants in their Deferral Elections or returning Contributions as provided in this Section 3.07. Any such Qualified Non-Elective Contribution shall be in such amount as is determined by the Company and will be allocated as determined by the Company to the individual accounts of Participants who are Nonhighly Compensated Employees and who actively contributed to the Plan during, and are Employees at the end of, the Plan Year for which such contribution is made. Any such Qualified Non-Elective Contribution shall be nonforfeitable and shall be treated for all purposes as a Before-Tax Contribution under the Plan, including for purposes of the limitations on distribution described in this Article 3, except that such contribution shall not be applied against or counted for purposes of determining compliance with the percent limitation on Before-Tax Contributions in Section 3.02, the combined percent limitation on Before-Tax Contributions and After-Tax Contributions contained in Section 3.02, or the limitation on Before-Tax Contributions contained in this Section 3.07. Any such Qualified Non-Elective Contribution shall be made to the Trustee no later than the last day of the Plan Year next succeeding the Plan Year for which the contribution is made, and may be made in whole or in part in cash or in shares of Company Stock. Payment of any such Qualified Non-Elective Contribution (whether in the form of cash or Company Stock) for a Plan Year which is made by the Employer after the close of such Plan Year shall be treated by the Plan in the same manner as if it were received on or before the last day of such Plan Year.

3.08 Withdrawals by Participants of After-Tax Contributions, Rollover Contributions, Company Matching Contributions, Before-Tax and Catch-up Contributions.

(a) After-Tax Contributions. Upon application to the Trustee at any time no sooner then twelve (12) months after any earlier withdrawal by such Participant of After-Tax Contributions under this Paragraph 3.08(a), Rollover Contributions under Paragraph 3.08(b), Before-Tax Contributions under Paragraph 3.08(d)(ii)(A),or Company Matching Contributions under Paragraph 3.08(c), a Participant may withdraw all or a portion of the amounts then credited to his After-Tax Contributions account.

There shall be no suspension of the withdrawing Participant’s right to make After-Tax Contributions following a withdrawal under this Paragraph 3.08(a).

(b) Rollover Contributions. Upon application to the Trustee at any time no sooner than twelve (12) months after any earlier withdrawal by him under this Paragraph 3.08(b), After-Tax Contributions under Paragraph 3.08(a), Company Matching Contributions under Paragraph 3.08(c) or Before-Tax Contributions under Paragraph 3.08(d)(ii)(A), a Participant may withdraw all or a portion of the amounts then credited to his Rollover Contributions account; provided, however, that such Participant shall first have withdrawn, or shall have applied to make a concurrent withdrawal of all amounts credited to his After-Tax Contributions account.

(c) Company Matching Contributions. Effective on and after October 1, 2007, upon application to the Trustee at any time no sooner than twelve (12) months after any earlier withdrawal by him under this Paragraph 3.08(c), After-Tax Contributions under Paragraph 3.08(a), Rollover Contributions under Paragraph 3.08(b), or Before-Tax Contributions under Paragraph 3.08(d)(ii)(A), a Participant may withdraw all or a portion of the amounts then credited to his Company Matching Contributions account; provided, however, that such Participant shall first have withdrawn, or shall have applied to make a concurrent withdrawal of all amounts credited to his After-Tax Contributions account and his Rollover Contributions account. Prior to October 1, 2007, a Participant may withdraw under this paragraph only amounts then credited to his Matured Company Matching Contributions account and will have no right to withdraw amounts credited to his Unmatured Company Matching Contributions account.

(d) Before-Tax Contributions. A Participant cannot withdraw amounts credited to his Before-Tax Contribution accounts, except that a Participant may withdraw all or a portion of such amounts if:

(i) The Participant has no, or is concurrently applying to withdraw all, available amounts credited to any After-Tax Contributions account, to any Rollover Contributions account, or to any Company Matching Contributions account; and

(ii) The Participant has (A) attained age fifty-nine and one-half (59 1/2), or (B) provided evidence satisfactory to the Plan Administrator that the Participant’s withdrawal qualifies as a hardship withdrawal which satisfies the standards of subsection (e) below, or (C) provided evidence that the Participant’s withdrawal meets the requirements of a qualified reservist distribution under Code Section 72(t)(2)(G)(iii); and

(iii) In the case of a withdrawal under Paragraph 3.08(d)(ii)(A), no withdrawal has been made in the preceding twelve (12) months of After-Tax Contributions under Paragraph 3.08(a), Rollover Contributions under Paragraph 3.08(b), Before-Tax Contributions under this Paragraph 3.08(d), or Company Matching Contributions under Paragraph 3.08(c).

If a Participant shall make application to withdraw any Before-Tax Contributions as a qualified reservist distribution or due to attainment of age fifty-nine and one-half (59 1/2), his election to make Before-Tax Contributions, including Catch-up Contributions, or After-Tax Contributions shall not be affected by such withdrawal. If a Participant shall make application to withdraw any Before-Tax Contribution due to hardship, future contributions shall be suspended in accordance with Paragraph 3.08(e)(C).

The Plan Administrator shall establish administrative procedures for obtaining withdrawals.

(e) Hardship Withdrawal Standards. A withdrawal will be deemed to constitute a hardship withdrawal if: (1) the Participant has an immediate and heavy financial need; and (2) a distribution from the Plan is necessary to meet that need. A Participant will be treated as having an immediate and heavy financial need only if the funds are required to cover one of the following:

(i) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant or the Participant’s spouse or dependents (as defined in Code Section 152) or necessary for these persons to obtain such medical care, or, effective October 1, 2007, expenses for medical care previously incurred by a primary Beneficiary of the Participant or expenses necessary for a primary Beneficiary to obtain such medical care;

(ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) Post-secondary education tuition, related educational fees, and room and board expenses for the Participant or the Participant’s spouse, children, or other dependents (as defined in Code Section 152) for the next twelve (12) months, or, effective October 1, 2007, such fees and expenses for a primary Beneficiary of the Participant for the next twelve (12) months;

(iv) Payment of amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v) Effective October 1, 2006, payments for funeral or burial expenses for a deceased parent, spouse, child or dependent, and effective October 1, 2007, such payments for a primary Beneficiary of the Participant;

(vi) Effective October 1, 2006, repair to a principal residence for damage that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income); or

(vii) Any other purposes for which the Internal Revenue Service specifically determines, under the authority given to it under Treasury Regulation §1.401(k)-1(d)(3)(v), that such circumstances constitute an immediate and heavy financial need.

For the purposes of this section, a “primary Beneficiary” is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant.

If an immediate and heavy financial need is deemed to exist, a distribution from the Plan will be deemed necessary to meet such need if, and only if, the following conditions are met:

(A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(B) the Participant has obtained all distributions, other than hardship distributions, and has applied for all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company or an Affiliated Company; and

(C) the Participant will be prohibited from making elective contributions (as defined in Treas. Reg. §1.401(k)-6) or employer contributions (as defined in Treas. Reg. §1.401(m)-1(f)(6)) to any qualified or non-qualified deferred compensation plans maintained by the Company or an Affiliated Company (as determined in accordance with Treas. Reg. §1.401(k)-1(d)(3)(iv)(E)(2)) for six (6) months commencing as soon as administratively possible following the hardship withdrawal.

In the case of a distribution which is made on account of an immediate and heavy financial need due to the payment of post-secondary education tuition for the

Participant or the Participant’s spouse, children, Beneficiary or other dependents (“educational hardship”), any such educational hardship withdrawals within a Plan Year shall be aggregated and treated as having been received as of the date of the initial educational hardship withdrawal during such Plan Year for purposes of applying the restriction on subsequent contributions provided for in Paragraph 3.08(e)(vii)(C).

No hardship withdrawal of earnings on Before-Tax or Catch-up Contributions shall be permitted to the extent that such earnings are attributable to periods after December 31, 1988.

3.09 Loans to Participants. Upon application to the Trustee by a Participant or Beneficiary who is not a Party in Interest, the Plan Administrator may authorize the Trustee to make a loan or loans to such Participant or Beneficiary. Any such loans shall be subject to at least the following requirements:

(a) Loans shall be made available on a uniform and nondiscriminatory basis.

(b) Loans must bear a reasonable interest rate which will be determined by the Plan Administrator and which will be fixed for the term of the loan. All loans will be secured by up to fifty percent (50%) of the borrower’s vested Plan accounts (determined as of the time of the loan).

(c) The minimum loan amount is $1,000.

(d) No loan can be made to the extent that such loan, when added to the outstanding balance of all other loans to the borrower under this Plan and any other plan of the Company or an Affiliated Company, would exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess of (A) the highest outstanding balance of loans to the borrower from the Plan and such other plans during the one-year period ending on the day before the date the loan is made over (B) the outstanding loan balance on the date the loan is made, or (ii) one-half of the vested value of the borrower’s accounts under this Plan and such other plan(s). In addition, no loan under this Plan, when added to any existing loans hereunder, shall exceed the value of the amounts credited to the borrower’s After-Tax Contributions, Before-Tax Contributions, and Company Matching Contributions accounts, plus the borrower’s vested Company Core Contribution account.

(e) Any loan shall, by its terms, require repayment within five (5) years unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence, within the meaning of Code Section 121, of the borrower, in which case the loan shall be repaid within such period as may be established by the Vice President – Human Resources. Notwithstanding the above, all loans shall be immediately due and payable upon the Participant’s severance from employment with the Company and all Affiliated Companies, unless, at the discretion of the Investment Committee, such loan is directly rolled over to a qualified plan of a subsequent employer of the Participant pursuant to an agreement between the Company and the subsequent employer. The maximum number of loans which a borrower may have outstanding at one time is one residential and one non-residential loan.

(f) Certain fees apply when obtaining a loan through the Plan. Such fees, as they are in effect from time to time, will be set forth in the Summary Plan Description or in loan documentation provided to the borrower.

(g) Repayment of Participant loans shall be by payroll deduction or other method approved by the Plan Administrator on a level amortized basis with repayments made as specified in the loan documentation, but, in all cases, at least quarterly; except that a borrower may prepay in full the outstanding balance of his loan at any time in accordance with procedures established by the Plan Administrator. Loan repayments may be suspended for one year during a Participant’s authorized unpaid leave of absence, or during such other period permitted by applicable law. Loan repayments may be suspended as permitted under Code Section 414(u)(4) for any period in which the Participant is on a qualified military leave.

(h) Loans must be evidenced by a written promissory note. In the event that a borrower fails to make a required payment when due, the loan shall be in default if the borrower fails to become current in his payments within ninety (90) days of such missed payment, or, if earlier, the default date as indicated in the loan documentation. Upon default, the outstanding principal balance of the loan and all accrued interest thereon will be immediately due and payable, and will be satisfied from the borrower’s Plan accounts (at such time(s) as permitted by applicable law) upon the occurrence of a Distribution Event or upon the Participant’s attainment of age fifty-nine and one-half (59 1/2).

(i) Each loan shall be a separate investment of the borrower’s Plan accounts. The amount of the loan will first reduce the borrower’s Before-Tax and Catch-up Contributions accounts, then the borrower’s After-Tax Contributions account, then the borrower’s Rollover Contributions account, then the borrower’s Company Matching Contributions account (to the extent of Matured Company Matching Contributions for loans prior to October 1, 2007), and then the borrower’s vested Company Core Contributions account. Amounts within the Plan accounts allocated to each Participant Investment Fund also shall be reduced ratably.

(j) Loan repayments, including both principal and interest, will be credited first to the borrower’s Company Core Contributions account, if any. After repayments which are equal to the amount by which the borrower’s Company Core Contributions account, if any, was reduced to make a loan are credited to the Participant’s Company Core Contributions account, loan repayments will be credited to the borrower’s Company Matching Contributions account, next to the borrower’s Rollover Contributions account, next to the borrower’s After-Tax Contributions account, next to the borrower’s Catch-Up Contributions account and next to the borrower’s Before-Tax Contributions account. All payments shall be allocated among the Participant Investment Funds in accordance with the borrower’s most recent investment direction election for new contributions.

Notwithstanding the foregoing, loans made pursuant to this Section 3.09 may be subject to such additional uniform and nondiscriminatory rules as may from time to time be adopted by the Board, the Investment Committee or the Plan Administrator,

which rules shall comply with the Code, ERISA, and other applicable law and may impose limitations on, or requirements for obtaining Plan loans which are in addition to or more restrictive than those limitations and requirements set forth above in this Section 3.09.

3.10 Distributions Following Distribution Events.

(a) Except as otherwise provided for in Paragraph 3.10(d) herein, after a Distribution Event other than death occurs as to the Participant, the following will apply:

(i) All amounts credited to such Participant’s accounts shall be retained in the Plan until the earliest of the Participant’s death, the Participant’s consent to and application for the Trustee to distribute the aggregate amounts in all of Participant’s Plan Accounts to him in a lump sum or the Participant’s consent to and application for the Trustee to commence distribution of installment payments of his account to him in accordance with Section 5.01. Notwithstanding the preceding sentence, distributions of a Participant’s Plan accounts shall commence no later than April 1 of the calendar year following his attainment of age 70 1/2. Participants who attain age 70 1/2 on or after January 1, 2003, and continue employment with the Employer beyond age 70 1/2 may defer commencement of distribution under this Section until no later than April 1st of the calendar year following the calendar year in which the Participant retires. Notwithstanding the above, any required distributions after age 70  1/2 that are due to be paid in calendar year 2009 shall be waived unless an affirmative election to receive the distribution has been made by the Participant.

(ii) In the event that the Participant consents to a lump sum distribution of the aggregate amounts in all of his Plan accounts, by filing an election with the Trustee effective on or after the date of (A) the Participant’s termination of employment with the Company or an Affiliated Company, or (B) a Distribution Event as to the Participant, the Participant shall receive a distribution of all amounts credited to such Participant’s Plan accounts, in the manner described in Section 5.01. In addition, a second distribution of any amount subsequently credited to a Participant’s Company

Matching Contributions account in accordance with Section 3.03 or to a Participant’s Company Core Contributions account in accordance with Section 3.04 shall be made as soon as practicable after actual receipt by the Trustee of the Company Stock or cash contribution.

(b) In the event of the Participant’s death, the Participant’s Beneficiary shall receive a distribution of all amounts credited to the Participant’s Plan accounts according to the distribution elections provided in Section 5.01. Subject to Paragraph 3.10(d), such distribution shall be made as soon as practicable after the Participant’s death.

(c) Notwithstanding the previous paragraphs of this Section 3.10, if the aggregate amount credited to the Participant’s Plan accounts does not exceed $1,000, such amount will, subject to Paragraph (d) below, be distributed to the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary or Beneficiaries) in the manner provided in Section 5.01.

(d) At least thirty (30) days, but no more than one hundred eighty (180) days, before a distribution is made to a Participant, a Participant shall be given notice of: (1) his ability to delay distribution in accordance with Paragraph 3.10(a)(i) above (if applicable), (2) his ability to elect a direct rollover in accordance with Section 5.03, and (3) for former participants of the IGS Savings Plan, the ability to elect the optional forms of payment as provided in Exhibit II. At least thirty (30) days, but no more than one hundred eighty (180) days, before benefits begin to a Beneficiary (including an alternate payee under a Qualified Domestic Relations Order), such Beneficiary must be given notice of his ability to elect a direct rollover under Section 5.03. A distribution may be made less than thirty (30) days after receipt of the notice required by this Paragraph 3.10(d); provided that: (i) the notice clearly informs the Participant or Beneficiary of the right to consider the decision regarding distribution or direct rollover for a period of thirty (30) days after the notice is provided, and (ii) after receiving the notice, the Participant or Beneficiary waives the thirty (30) day period by electing a distribution.

3.11 Distributions Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provisions of the Plan, following the Plan Administrator’s determination that a domestic relations order received by the Plan Administrator and applicable to a Participant and any of such Participant’s Plan accounts is a Qualified Domestic Relations Order, such distribution or distributions shall be made from such Participant’s Plan account or accounts, in accordance with such Qualified Domestic Relations Order and the Plan’s Qualified Domestic Relations Order procedures, and in the manner described in Section 5.01, to the alternate payee or payees specified in such Qualified Domestic Relations Order. If so specified in a Qualified Domestic Relations Order, a distribution to an alternate payee may be made prior to the date on which the Participant attains his “earliest retirement age” (as defined in Code Section 414(p)(4) and ERISA Section 206(d)(3)(E)).

3.12 Rollovers into the Plan. Each Employee who is eligible pursuant to Paragraph 3.01(a) to participate in the Plan, and any other Employee who is expected to become eligible to participate in the Plan who has received an eligible rollover distribution described in Code Section 402(c)(4), may make a cash contribution to the Plan (a “Rollover Contribution”) of all or a portion of any such rollover distribution, provided that: (a) the acceptance of such Rollover Contribution will not adversely affect the continued qualified status of the Plan, and (b) the Plan Administrator in due course receives all the documentation and other relevant information pertaining to such Rollover Contribution deemed necessary by the Plan Administrator for the proper administration of the Plan. Notwithstanding the above, the Plan does not accept After-Tax Contributions that are a part of an eligible rollover distribution. Any such Rollover Contribution shall not be taken into account for purposes of determining: (i) the limitations set forth in Sections 3.02, 3.07, and 3.14; (ii) whether the Plan is “top-heavy” (as such term is defined in Code Section 416(g), unless the Rollover Contribution originates from the plan of the Company or an Affiliated Company); or (iii) the Company Matching Contributions under Section 3.03. For the period during which an Employee is not otherwise a Participant, such Employee shall be treated as a Participant solely for the purpose of and with respect to such Rollover Contribution.

3.13 Plan-to-Plan Transfers; Plan Mergers. At the discretion of the Investment Committee, the Trustee may accept directly from a trustee or custodian any or all of the assets, including outstanding participant loans, held under another plan which is qualified under Code Section 401(a) for the benefit of Participants or any other Employees who are expected to become Participants, either as a part of a transfer of assets from the trust for such other plan or a merger of such other plan with the Plan, provided that: (a) the acceptance of such transferred assets will not adversely affect the continued qualified status of the Plan, (b) the Plan Administrator in due course receives all the documentation and other relevant information pertaining to such transferred assets deemed necessary by the Plan Administrator for the proper administration of the Plan, and (c) any other conditions or requirements which may be established by the Investment Committee or the Plan Administrator are satisfied. Any assets which were held by the transferor plan under a qualified cash or deferred arrangement, as such term is defined in Code Section 401(k), shall be treated as Before-Tax Contributions. Any assets which were held by the transferor plan pursuant to an election to make employee Catch-up Contributions shall be treated as Catch-up Contributions. Any assets which were held by the transferor plan pursuant to an election to make employee after-tax contributions shall be treated as After-Tax Contributions. Any other transferred assets shall be treated as Rollover Contributions for all purposes under the Plan, except that such transferred assets shall not be taken into account for purposes of determining: (i) the limitations set forth in Section 3.02, 3.07, and 3.14; (ii) whether the Plan is “top-heavy” (as such term is defined in Code Section 416(g), unless the transferor plan is a plan of the Company or an Affiliated Company); or (iii) the Company Matching Contributions under Section 3.03.

Notwithstanding any contrary provisions of Section 3.08, the withdrawal by a Participant of any or all of such transferred assets or any other assets derived from the investment thereof shall not result in a suspension of such Participant’s right to make contributions to the Plan or to have contributions made on his behalf under the Plan. Alternate forms of benefits, and other benefits, rights, and features under the transferor or merged plan (including those identified in Section 5.05) shall be continued to the extent required to comply with ERISA and the Code. For the period during which an Employee is not otherwise a Participant, such Employee shall be treated as a Participant solely for the purpose of and with respect to the portion of such transferred assets allocated to his Plan account.

3.14 Limitation on Annual Additions to Participants’ Accounts.

(a) Definitions. For purposes of this Section 3.14, the following definitions shall apply:

(i) Annual Additions mean, in the case of this Plan and any other Defined Contribution Plan maintained by the Company or an Affiliated Company, the aggregate of: (A) the amount of Company and Affiliated Company contributions including, but not limited to, Before-Tax Contributions, excluding Catch-up Contributions, and Company Matching Contributions, Company Core Contributions, Qualified Non-Elective Contributions (as defined in Paragraph 3.07(a)(xiii)), and any forfeitures allocated to a Participant’s account during the Plan Year but excluding any amounts returned to a Participant under Treasury Regulation §1.402(g)-1(e)(2) or (3), (B) the amount of a Participant’s After-Tax Contributions and any other after-tax contributions to a plan of the Company or an Affiliated Company, (C) amounts described in Code Sections 415(l)(1) and 419A(d)(2).

(ii) Participant’s Compensation means compensation which is paid to the Participant by the Company or an Affiliated Company for the Plan Year and which is required to be reported as wages for Federal income tax purposes on the Participant’s Form W-2. Participant’s Compensation shall also include any Before-Tax Contributions, and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant under Code Sections 125 or 457. Notwithstanding the above, effective October 1, 2007, “Participant’s Compensation” shall not exceed the limitation provided under Code Section 401(a)(17) as adjusted pursuant to Code Section 401(a)(17)(B) for any Plan Year.

(b) Basic Limitation. Notwithstanding anything to the contrary contained in this Plan, the Annual Additions allocated to a Participant under the Plan and any other Defined Contribution Plan maintained by the Company or an Affiliated

Company in respect of any Plan Year (which shall be the limitation year) shall not exceed in the aggregate the lesser of $40,000 (as adjusted by Code Section 415(d)) or 100% of the Participant’s Compensation for such Plan Year.

(c) Additional Rules. Notwithstanding the foregoing, effective for plan years beginning before October 1, 2007, if the Participant’s Annual Addition to this Plan for any Plan Year would exceed the limitations of this Section 3.14 because of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in estimating the amount of Before-Tax Contributions, or for other reasons as permitted by the Commissioner of Internal Revenue, the excess of such Annual Addition over the amount which is permissible under this Section 3.14 shall be disposed of as follows: After-Tax Contributions and, if necessary, Before-Tax Contributions (in that order), and gains or other earnings allocable thereto, to the extent they would reduce the excess amount, will be returned to the Participant, while any Company Matching Contributions attributable thereto and any earnings on such Company Matching Contributions shall be forfeited, placed in a suspense account, and applied towards subsequent Company Matching Contributions. For plan years beginning on and after October 1, 2007, any correction of excess contributions will be made pursuant to Section 7.04.

3.15 Application of Top-Heavy Provisions. The Plan will be a top-heavy plan if: (a) the Plan is not required to be aggregated with any other plan under Paragraph 3.15(b)(i), and if the sum of the accounts of Participants who are “Key Employees” exceeds 60 percent of the sum of the accounts of all employees (subject to adjustment below), or (b) if the Plan must be aggregated with one or more other plans under Paragraph 3.15(b)(ii), and if the Plan is part of a top-heavy group; provided, however, that the Plan will not be a top-heavy plan if it is a member of a group of plans described in Paragraph (b)(iii) below which is not a top-heavy group. In the event that the Plan becomes top-heavy, the minimum benefit requirement of Paragraph 3.15(e) shall become applicable.

The date for determining the applicability of this Section 3.15 for any Plan Year is the last day of the preceding Plan Year (“determination date”).

The date for determining the value of the employees’ accounts (“valuation date”) shall be the determination date.

(a) Key Employees. For purposes of this Section 3.15, the term “Key Employee” means any employee or former employee (or a beneficiary of either in the event that such employee or former employee is deceased) who at any time during a Plan Year or any of the four preceding Plan Years is:

(i) An officer of the Company or an Affiliated Company having annual compensation greater than $130,000 (as adjusted by Code Section 416(i)(1)(A)); provided, however, that no more than the lesser of (A) fifty (50) employees, or (B) the greater of three (3) employees or 10 percent of all employees are to be treated as officers;

(ii) A 5 percent owner of the Company or an Affiliated Company; or

(iii) A 1 percent owner of the Company or an Affiliated Company having an annual compensation of more than one hundred fifty thousand dollars ($150,000).

For purposes of this Paragraph 3.15(a), an employee’s compensation shall mean compensation as determined under Code Section 414(q)(4).

An employee shall be considered to own more than a 5 percent interest if the employee owns more than 5 percent of the Company’s or an Affiliated Company’s outstanding stock or stock possessing 5 percent of the total combined voting power of all of the stock of the Company or an Affiliated Company. An employee shall also be treated as owning stock owned by certain members of the employee’s family as provided in Code Section 318, as modified by Code Section 416(i)(1)(B). The same rules shall apply to determine whether an employee is a 1 percent owner. If an employee ceases to be a Key Employee, such employee’s account shall be disregarded as an account of a Participant who is a Key Employee under the top-heavy plan computation for any Plan Year following the last Plan Year for which such employee was treated as a Key Employee.

(b) Top-Heavy Group. For purposes of determining whether the Plan is part of a top-heavy group as referred to above in this Section 3.15, the following rules shall apply:

(i) All plans maintained by the Company or an Affiliated Company which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code Sections 401(a)(4) or 410 shall be aggregated to determine whether the plans, as a group, constitute a top-heavy group.

(ii) An aggregation group shall be a top-heavy group if, as of the determination date, the sum of (A) the accounts of Key Employees under all defined contribution plans included in the group and (B) the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group, exceeds 60 percent of the sum of such accounts and present values for all employees under all such plans in the group. If the aggregation group is not a top-heavy group, no plan in the aggregation group shall be a top-heavy plan.

(iii) In any Plan Year, in testing for top-heaviness under this Paragraph 3.15(b), the Employer may in its discretion expand the aggregation group to take into account any other plan maintained by it or an Affiliated Company, so long as such expanded aggregation group continues to meet the requirements of Paragraphs 401(a)(4) and 410 of the Code. If the expanded aggregation group is not a top-heavy group (as determined in accordance with the preceding paragraph), no plan in such expanded aggregation group shall be a top-heavy plan.

(c) Additional Rules. In determining the present value of the accumulated accrued benefits under a Defined Benefit Plan and the sum of the account balances under a Defined Contribution Plan, both Company and Affiliated Company contributions and employee contributions shall be taken into account. The present value of the accrued benefit in a Defined Benefit Plan or the account balance in a Defined Contribution Plan shall include any amount distributed to an employee within the one-year period ending on the determination date for the Plan Year, except for in-service withdrawals. The present value of the accrued benefit in a Defined Benefit Plan shall be calculated for any employee other than a Key Employee under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliated Company, or (b) if there is no such method, an accrual rule rate which is not more rapid than the slowest accrual rate allowed under the fractional accrual rate of Code Section 411(b)(1)(C). If there is more than one Defined Benefit Plan in an aggregation group, the actuarial assumptions used for such Defined Benefit Plans must be the same. If an employee has not performed services for the Company or an Affiliated Company during the one-year period ending on the determination date for the Plan Year, any accrued benefit or account balance for such individual shall not be taken into account.

(d) Vesting Requirements. If this Plan is determined to be top-heavy in any Plan Year under the provisions of this Section 3.15, account balances will be or become fully vested in accordance with the vesting schedules under Sections 3.02, 3.03, and 3.05, or, if earlier, after a Participant completes at least three (3) Years of Vesting Service.

(e) Minimum Benefit. If this Plan is determined to be top-heavy in any Plan Year under the provisions of this Section 3.15, then the Employer’s contribution for such Plan Year to be allocated to each Participant who is not a Key Employee and is not covered by a collective bargaining agreement in such Plan Year shall not be less than three (3) percent of such Participant’s compensation (as defined in Treasury Regulation §1.415(c)-2) or such lesser percentage (taking into account Before-Tax Contributions, excluding Catch-up Contributions, and Company Matching Contributions and Company Core Contributions) as may be made with respect to the Key Employee who had the highest such percentage in such Plan Year.

ARTICLE IV

TRUST FUND AND PARTICIPANT INVESTMENT FUNDS

4.01 Trust Agreement. The Company has entered into a Trust Agreement for the Plan establishing the Trust Fund and the Participant Investment Funds. The Trustee under such Trust Agreement shall hold, invest, distribute, and administer the Trust Fund in accordance with the terms of the Plan and the Trust Agreement and shall hold the contributions to each Participant Investment Fund, including income therefrom, as a unit. Any portion of a Participant Investment Fund may, pending its permanent investment in an Investment Vehicle or distribution, be invested in interest-bearing investments of a short-term nature, even though the same may not be legal investments for trust funds under the laws applicable thereto. Any portion of a Participant Investment Fund may be maintained in cash. The Trustee shall be responsible for making the final decision as to managing, acquiring, or disposing of that portion of any of the Participant Investment Funds described below, if any, not subject to the management of investment manager or managers or to directions of the Investment Committee given pursuant to Paragraphs 6.04(a)(ii) or 6.04(b) respectively.

(a) Participant Investment Funds. All Participant Contributions transferred to the Trustee pursuant to Sections 3.02, 3.12, or 3.13 and Company Core Contributions transferred to the Trustee pursuant to Section 3.04 shall be held and invested by the Trustee in the Participant Investment Funds in accordance with the directions of Participants given as hereinafter provided. The Company, by resolution of the Board or the Investment Committee, shall have the right, in its discretion, to amend the Plan to establish additional Participant Investment Funds in which Participant Contributions may be invested in accordance with the directions of Participants or to discontinue existing Participant Investment Funds.

(b) Investment of Company Matching Contributions. All Company Matching Contributions shall be invested in the Company Stock Fund, except as otherwise provided in Section 4.04.

4.02 Investment of Contributions in the Participant Investment Funds. Subject to the provisions of Section 4.03, each Participant in the Plan, in accordance with procedures established by the Plan Administrator, will direct that the Trustee hold and invest in one or more Participant Investment Funds all amounts credited to such Participant’s Plan accounts in respect of that Participant’s Matched Contributions and Unmatched Contributions thereafter deducted from his Annual Salary and in respect of any Company Core Contributions under Section 3.04, Rollover Contributions under Section 3.12, or plan-to-plan asset transfers or mergers under Section 3.13, credited to his Plan accounts. A Participant shall allocate his Participant Contributions and Company Core Contributions among the available Participant Investment Funds in multiples of one percent (1%); provided, however, that the total of such allocations must equal one hundred percent (100%). No Participant shall have the right to give separate investment directions for amounts in respect of his Matched Contributions and Unmatched Contributions or in respect of his Company Core Contributions, Before-Tax Contributions, Catch-up Contributions and After-Tax Contributions. Notwithstanding the above, if the Trustee does not receive direction from the Participant regarding amounts credited to such Participant’s Plan accounts, such amounts shall be held and invested in the Qualified Default Investment Alternative. The Plan is intended to be a Participant-directed “Section 404(c) Plan” under ERISA Section 404(c) and the regulations thereunder, and the provisions of the Plan are to be interpreted so as to effectuate such intent.

Each of the Participant Investment Funds is currently invested in the particular Investment Vehicle specified in Appendix A, although the Investment Committee may from time to time replace, add to, or discontinue such Investment Vehicles, excluding the Company Stock Fund, without amending the Plan, upon notice to Participants.

(a) Company Stock Fund. All Participant Contributions to the Company Stock Fund and Company Matching Contributions made on or after October 1, 2002 and before October 1, 2007, shall be held in the Company Stock Fund – Current Year until the end of the Plan Year in which such Contributions are made. Throughout this Plan, prior to October 1, 2007, “Company Stock Fund” will refer collectively to The Company Stock Fund – ESOP and Company Stock Fund – Current Year unless otherwise specified. On and after October 1, 2007, the Company Stock Fund will no longer be split into the two funds mentioned above, and “Company Stock Fund” will refer to a single fund. Contributions to the Company Stock Fund shall be invested by the Trustee primarily in Company Stock, although a cash position is maintained to provide a liquidity level necessary for daily transactions. All Participant Contributions and Company Matching Contributions shall both be invested in the Company Stock Fund by the Trustee as liquidity and investment manager; provided, however, that separate subaccounts shall be maintained for amounts attributable to Participant Contributions and Company Matching Contributions. For Plan Years prior to October 1, 2007, all Participant Contributions and Company Matching Contributions held in the Company Stock Fund – Current Year as of the close of the New York Stock Exchange on the last Business Day of each Plan Year will be transferred to the Company Stock Fund – ESOP prior to the start of business on the first Business Day of the following Plan Year.

4.03 Redirection of Investments of Participant Contributions. Each Participant may from time to time change his last prior investment direction pursuant to Section 4.02 or this Section 4.03 to any other investment direction then permitted pursuant to Section 4.02, in accordance with procedures established by the Plan Administrator. Each such change of investment direction pursuant to this Section 4.03 shall apply, at the Participant’s election, to (a) all amounts then credited to the Participant’s accounts (except as provided in Section 4.04 below) and/or (b) all contributions thereafter made by or on the Participant’s behalf (except as provided in Section 4.04 below); provided, however, that the Plan Administrator may from time to time impose restrictions on the right to change prior investment directions as to Participant Contributions to one or more other particular Participant Investment Funds, if the Plan Administrator determines that such restrictions on redirections are necessary to comply with the terms of the Investment Vehicles held in any Participant Investment Fund in which any amounts then credited to Participants’ accounts are held. Notwithstanding the above, prior to October 1, 2007, Participants may not redirect

Participant Contributions or Company Core Contributions from the Company Stock Fund – Current Year to the Company Stock Fund – ESOP and may not redirect Participant Contributions or Company Core Contributions from the Company Stock Fund ESOP to the Company Stock Fund – Current Year.

Any change in investment direction by a Participant for all or any portion of the Participant Contributions and Company Core Contributions, including related investment earnings or losses, then credited to the Participant’s accounts will generally be effective as of the same Business Day on which notice is received, provided that notice is given prior to the close of the New York Stock Exchange on such day, and will be effective as of the following Business Day if such notice is given after the close of the New York Stock Exchange. Any change in investment direction for future contributions will be effective as soon as administratively possible.

4.04 Investment of Company Matching Contributions. All amounts in each Participant’s Company Matching Contributions account shall be invested in the Company Stock Fund in accordance with Section 4.02(a); provided, however, that Participant Contributions, Company Core Contributions and Company Matching Contributions which are commingled in the Company Stock Fund shall be accounted for in separate subaccounts and shall remain subject to the separate Plan provisions which relate to each type of contribution.

Prior to October 1, 2007, a Participant shall be eligible to redirect the investment of Matured Company Matching Contributions from the Company Stock Fund-ESOP to another Participant Investment Fund other than the Company Stock Fund -– Current Year. Effective October 1, 2007, a Participant shall be eligible to redirect the investment of all Company Matching Contributions from the Company Stock Fund to another Participant Investment Fund.

4.05 Participants’ Accounts. The Plan Administrator shall cause to be established and maintained for each Participant an account for all amounts in respect of (a) Before-Tax Contributions made on his behalf, (b) his After-Tax Contributions, (c) Catch-up Contributions, (d) Rollover Contributions, (e) Company Core Contributions,

and (f) Company Matching Contributions attributable to his Matched Contributions made during each Plan Year. Effective October 1, 2006, for purposes of this Section 4.05, transferred assets described in Section 3.13 shall be credited to a Participant’s Rollover Contributions account (except as otherwise provided in Section 3.13 in the case of certain assets which are treated as Before-Tax Contributions or Catch-up Contributions). Prior to October 1, 2006, transferred assets described in Section 3.13 were credited as earnings to a Participant’s After-Tax Contributions account (except as otherwise provided in Section 3.13 in the case of certain assets which were treated as Before-Tax Contributions or Catch-Up Contributions). Credits to Participants’ accounts for amounts invested pursuant to Section 4.02 in each of the Participant Investment Funds shall be allocated to the Participant’s Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions, Company Core Contributions and Company Matching Contributions accounts in proportion to the amounts credited to such accounts during the period for which such allocation is made.

Credits to Participants’ accounts for amounts held and invested pursuant to Section 4.02 in the Participant Investment Funds, including the Company Stock Fund shall be expressed in terms of their dollar value. Shares of Company Stock which are purchased from time to time during any Plan Year out of cash funds held by the Trustee under the Trust Agreement shall be valued for purposes of the Plan at the average of the actual cost thereof, including transfer taxes, brokerage commissions, etc., if any, incident to the purchase thereof. Shares of Company Stock which are made available through Participant cash distributions, loans, or investment changes shall be valued for purposes of the Plan at the Fair Market Value thereof at the close of the Business Day that the Participant’s application or direction to the Trustee is received for such transaction, provided such application or direction is received prior to the close of that Business Day, and at the Fair Market Value thereof at the close of the following Business Day if the application or direction is received after the close of the Business Day. Each Participant Investment Fund shall be valued daily by the Trustee.

Beginning with the last prior valuation made, amounts credited to each Participant’s accounts maintained hereunder shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses, and all other transactions affecting the Participant Investment Funds since the prior valuation of the Participant Investment Funds. Such valuations and such adjustments of the amounts credited to Participants’ accounts shall be made so as to preserve for each Participant that Participant’s proportional beneficial interest in each Participant Investment Fund, based upon contributions made by or on his behalf and invested in each such Participant Investment Fund.

The fact that credits shall be made to a Participant’s account in respect of Company Matching Contributions shall not vest in such Participant any right, title, or interest in the assets of the Company Stock Fund, except at the time or times and upon the terms and conditions provided in the Plan. Except as provided in Section 4.07, a Participant shall have no right of request, direction, or demand upon the Trustee to exercise in the Participant’s behalf any rights to purchase or sell securities which may be granted to the Trustee. The Trustee, in its discretion, may exercise or sell any rights to purchase other securities appertaining to securities held by the Trustee, whether or not allocated to individual accounts. The accounts of Participants shall be appropriately credited.

No person shall have any right to, or interest in, any assets of the Participant Investment Funds upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such person under the Plan. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Participant Investment Funds and no fiduciary shall be liable therefor in any manner. No fiduciary or other person or entity guarantees the Participant Investment Funds in any manner against investment loss or depreciation in asset value.

4.06 Account Statements; Investment Information. At such times as required by law or as the Plan Administrator deems necessary or desirable for the purpose of administering the Plan, each Participant will be furnished with a statement showing the status of his or her Plan accounts as of such dates as are selected by the

Plan Administrator. In addition, sufficient information shall be available to Participants to permit informed investment decisions as to the Participant Investment Funds and Investment Vehicles in which Participant Contributions and Company Core Contributions may be invested.

Information relating to Participants’ purchase, holding, and sale of units of interest in Company Stock and exercise of voting, tender, and similar rights shall be maintained in accordance with procedures which shall be adopted and amended from time to time in writing by the Plan Administrator (the “Confidentiality Procedures”) that are designed to safeguard the confidentiality of such information (except as necessary to comply with federal or applicable state law, such as securities law reporting rules for insiders). The Confidentiality Procedures shall incorporate at least the safeguards of confidentiality as to exercising voting, tendering, and similar rights as are set forth in Section 4.07; and name a fiduciary to be responsible for receiving and acting on investment directions and/or monitoring compliance with the Confidentiality Procedures and who shall be empowered to determine when an independent fiduciary should be designated to carry out such activities as to Company Stock relating to situations which such responsible fiduciary determines will have a potential for undue influence (such as tender offers, exchange offers, and contested Board elections) all as contemplated by ERISA Section 404(c).

4.07 Voting, Tendering, and Similar Rights as to Company Stock. Before each annual or special meeting of the stockholders of the Company, the Trustee or its agent shall furnish or cause to be furnished to each Participant for whom an account is established and maintained under the Plan and to which units of interest in Company Stock are allocated a copy of the proxy solicitation material for such meeting, which is provided to stockholders of the Company who are not Plan Participants, together with a request for the Participant’s confidential directions to the Trustee as to how the full shares of Company Stock then represented by the units of interest allocated to such Participant’s account should be voted. Upon timely receipt of such directions, the Trustee shall vote such full shares as directed. Any such shares held by the Trustee as to which it receives no voting directions and fractional shares shall be voted by the Trustee in the same proportions as shares to which voting directions have been received.

Each Participant shall have the right, to the extent of the number of shares of Company Stock represented by the units of interest allocated to his account, to confidentially direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant the information distributed to stockholders of the Company who are not Plan Participants in connection with any such tender or exchange offer. Upon timely receipt of such directions, the Trustee shall respond as directed with respect to such shares of Company Stock. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction. The Trustee shall respond as to fractional shares in the same proportions as the shares as to which Participant directions have been received.

Each Participant is, for purposes of this Section 4.07, hereby designated a “named fiduciary” within the meaning of ERISA Section 403(a)(1) with respect to voting and responding to tender and exchange offers with respect to full shares of Company Stock as to which units of interest are allocated to his account, except to the extent otherwise permitted by ERISA Section 404(c) because such Participant has exercised independent control over assets in his or her individual account in the manner described in Department of Labor Reg. §2550.404c-1 promulgated thereunder. “Participant” as used in this Section 4.07 shall include in the event of the death of a Participant, his Beneficiary, and in the event a Qualified Domestic Relations Order is applicable to an account, each alternate payee under such Qualified Domestic Relations Order. Directions received by the Trustee from individual Participants as provided in this Section 4.07 shall be held by the Trustee in confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Company or any Affiliated Company, except as permitted by the Confidentiality Procedures.

The Trustee is hereby empowered to set such deadlines for Participant returns of proxy, tender, exchange, or similar directions as are necessary to assure the proper tally of such returns and timely action based on such response, consistent with the Confidentiality Procedures and the directions of any independent fiduciary appointed as contemplated by the Confidentiality Procedures.

ARTICLE IV-A

ESTABLISHMENT OF AN EMPLOYEE STOCK OWNERSHIP PLAN

4.01-A Effective May 15, 2002, the Company Stock Fund described in Section 4.02(a) is converted to an employee stock ownership plan (“ESOP”) as defined in Section 4975(e) of the Code and the regulations thereunder. The ESOP is intended to form a portion of the Plan, the balance of which includes a qualified profit-sharing plan described in Section 401(a) of the Code which is not an ESOP. The ESOP shall hold Participant Contributions pursuant to Deferral Elections described in Section 3.02, Company Core Contributions described in Section 3.04, and Company Matching Contributions described in Section 3.03. Prior to October 1, 2007, the ESOP shall be the Participant Investment Fund described as the Air Products Company Stock Fund—ESOP. On and after October 1, 2007, the ESOP shall be the Participant Investment Fund described in Appendix A of the Plan as the Air Products Company Stock Fund.

4.02-A The ESOP shall be primarily invested in Company Stock as described in Section 4.02(a). Company Stock as defined herein is traded publicly on the New York Stock Exchange. A Participant may direct the Trustee to vote the Company Stock allocated to his account as described in Section 4.07. A Participant may elect a distribution of his account balance in the Company Stock Fund to be paid in Company Stock or in cash as described in Section 5.01. A Participant may elect to diversify his account in the Company Stock Fund to the extent described in Section 4.03 and 4.04. A Participant may begin receiving distributions of his accounts, including the Company Stock Fund, as provided in Section 3.08 or upon the occurrence of a Distribution Event as described in Section 2.21. Allocations of Participant Contributions

and Company Matching Contributions to the ESOP are made in proportion to the compensation of each Participant based on his or her Deferral Elections as described in Section 3.02.

4.03-A Participants having all or a portion of their Participant accounts invested in Company Stock in the ESOP may elect to receive a distribution of dividends paid on Company Stock that are allocated to their Participant accounts or to reinvest such dividends in the ESOP pursuant to Section 404(k)(2)(A) of the Code, and the regulations thereunder. Dividends paid on the portion of a Participant’s account attributable to Company Core Contributions, including any related investment earnings and losses, may only be reinvested to the extent Company Core Contributions and related earnings and losses are vested under Section 3.05(a) of the Plan. A participant who does not make an affirmative election under this Section 4.03-A shall be deemed to have elected to reinvest such dividends in the ESOP. The Plan Administrator shall determine the procedure for making such election available to eligible Participants.

4.04-A Participants who are employees of Affiliates of the Company that are subject to taxation as partnerships are permitted to participate in the ESOP and invest their Participant accounts in Company Stock, but are excluded from receiving dividends paid on Company Stock to the Company Stock Fund – ESOP, or after October 1, 2007, the Company Stock Fund.

ARTICLE V

MANNER OF DISTRIBUTION OF PARTICIPANT ACCOUNTS

5.01 General. Subject to Sections 5.03 and 5.05, distribution to any person entitled to receive any amounts then held by the Trustee in the Participant Investment Funds described in Article IV shall be made by the Trustee in a lump sum or, at the election of such person, in up to, but not exceeding, ten substantially equal annual installments, in the manner described in (a) and (b) below. If installments are elected, the election may be rescinded at a later date, at which time the remaining balance in the Participant’s accounts shall be paid in a lump sum.

(a) Cash Distributions. Amounts credited to a Participant’s accounts which are held by the Trustee in any Participant Investment Fund other than the Company Stock Fund shall be distributed in cash.

(b) Company Stock Distributions. Amounts credited to a Participant’s accounts which are held by the Trustee in the Company Stock Fund shall be distributed in cash. Notwithstanding the foregoing, amounts credited to a Participant’s account in the Company Stock Fund may be distributed in the form of shares of Company Stock at the election of the Participant or the Participant’s Beneficiary or alternate payee, as the case may be. Distribution of a Participant’s interest in a fractional share of Company Stock shall be made in cash. Notwithstanding the above, for persons electing installment distributions commencing on or after October 1, 2006, distributions of amounts credited to the Company Stock Fund must be made in cash.

The amount to be withdrawn or distributed from a Participant’s account or accounts under Section 3.08 or 3.10, or pursuant to a Qualified Domestic Relations Order, shall be the amount or specified portion thereof credited to such Trustee account or accounts as of: (i) the Business Day on which the account distribution or withdrawal request is received by the Plan Administrator; provided, however, that valuation shall take place as of the following Business Day if the request is received after the close of the New York Stock Exchange; or (ii) if no request is received, the first Business Day in March of the calendar year following the year in which the Participant attains age seventy and one-half (70 1/2) or, if later, the calendar year in which the Participant retires if the Participant attained age seventy and one-half (70 1/2) on or after January 1, 2003. In the case of a Qualified Domestic Relations Order, if so provided in the Qualified Domestic Relations Order, the amount to be withdrawn or distributed shall be the amount specified in such Order.

Payment or delivery of an amount to be withdrawn or distributed shall be made as soon as practicable after the applicable date determined under the preceding paragraph, but in any event by the April 1 which follows the year in which the Participant attains age seventy and one-half (70 1/2), or if later, the April 1 which follows the year the Participant retires if the Participant attains age seventy and one-half (70 1/2) after January 1, 2003. The payment of benefits under the Plan to a Participant (or to his Beneficiary or Beneficiaries) who has a severance from employment with the Company and all Affiliated Companies with amounts credited to his Plan accounts of $1,000 or less, or upon the Participant’s death, will begin as soon as administratively practicable after the Participant makes his last contribution.

Any distributions made pursuant to this Article V shall be subject to the requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirement of Q&A-1(d) of section 1.401(a)(9)-5 of the final regulations effective January 1, 2003.

5.02 Designation of Beneficiaries; Spousal Consents. Unless otherwise designated as provided in the next paragraph of this Section 5.02, each Participant’s Beneficiary shall be the Participant’s spouse. If the Participant dies with no surviving spouse, or so designates a Beneficiary other than his spouse in accordance with the provisions of the next paragraph, the Beneficiary or Beneficiaries to receive the Plan benefits hereunder shall be as designated by the Participant in accordance with procedures specified by the Plan Administrator and filed with the Plan Administrator during the Participant’s lifetime. Any such designation may be revoked or changed by the Participant at any time and from time to time, without the consent of any prior Beneficiary (other than the Participant’s spouse, whose consent shall be required as provided in the next paragraph) in the same manner as the original designation. If either no such designation is made or, if made, none of the designated Beneficiaries, whether primary or contingent, is living at the time of payment, Plan benefits shall be paid to the Participant’s surviving spouse, if any, and otherwise to the Participant’s estate.

The designation of a Beneficiary other than the Participant’s spouse shall be ineffective unless either: (i) the Participant’s spouse consents in writing to such designation, the spouse’s consent specifically identifies the nonspouse Beneficiary, the

Participant’s spouse acknowledges the effect of such designation, and such consent is witnessed by a notary public; or (ii) it is established to the satisfaction of the Plan Administrator or a representative of the Plan Administrator that no such consent may be obtained because there is no spouse of the Participant, the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the United States Treasury. Any consent by a spouse required by any provision of the Plan shall be irrevocable by the spouse and any such consent by the spouse (or establishment that the consent of the spouse may not be obtained) shall only be effective with respect to such spouse. No Beneficiary designation shall be effective prior to the time it is received by the Plan Administrator.

Notwithstanding the foregoing, for former Participants in the IGS Savings Plan the terms of Exhibit II shall apply.

5.03 Direct Rollovers

(a) Any Participant, any spouse of a Participant (including a former spouse who is an alternate payee under any Qualified Domestic Relations Order) or, effective April 1, 2007, any Beneficiary of a Participant (each referred to herein as a “distributee”) who is entitled to receive an “eligible rollover distribution” (as defined below) from the Plan may make a special election to avoid the imposition of automatic withholding of Federal income taxes from the distribution. The special election is to have all or part of the distribution paid by the Trustee directly to an eligible retirement plan (as defined below) in lieu of receiving the distribution from the Plan. In order for such direct rollover to be made, the special election must be made in accordance with the procedures established by the Plan Administrator, the eligible retirement plan must be clearly specified, and the specified plan must be willing to accept the rollover. Any eligible rollover distribution described in Section 5.03(d)(i) that includes After-Tax Contributions which a distributee elects to rollover to a qualified defined contribution plan described in Section 401(a) or an annuity plan described in Code Section 4.03(b) must be directly rolled over to such plan pursuant to the special election in this Section 5.03(a) and must be separately accounted for as required by Code Section 402(c)(2)(A).

(b) Notwithstanding the foregoing, a direct rollover shall not be permitted if the distributee’s eligible rollover distributions during the calendar year are reasonably expected to total less than $200, and a partial direct rollover may not be made in an amount which is less than $500. Each eligible rollover distribution may be directly rolled over to only one eligible retirement plan.

(c) The limits set forth in this Section may be modified by the Plan Administrator to the extent permitted by Code Sections 401(a)(31), 402, and 3405 and regulations or rulings issued thereunder. Moreover, the provisions of this Section shall be interpreted and applied consistently with Sections 521 through 523 of the Unemployment Compensation Amendments of 1992, and shall be deemed to be automatically amended, without the necessity of adopting a specific amendment, to the extent that applicable law, regulations, or rulings modify, amend, supersede, eliminate, clarify, or otherwise change the requirements of said Sections 521 through 523.

(d) An “eligible rollover distribution” hereunder is any distribution to or withdrawal by a distributee, except that an eligible rollover distribution does not include any portion of a distribution to the extent it is: (i) not included in gross income (without regard to the exclusion for net unrealized appreciation with respect to employer securities) provided, however, that eligible rollover distributions on or after January 1, 2002, shall include the portion of a distribution not otherwise included in gross income (i.e., After-Tax Contributions), if any, (ii) required under Code Section 401(a)(9), (iii) a deemed distribution of a defaulted loan which is unaccompanied by an actual distribution, (iv) any distribution that is one in a series of substantially equal periodic payments (not less frequently than annually) made for one or more lives or for a specified period of ten (10) years or more; (v) any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv); (vi) any dividends paid on employer securities held by an ESOP which are paid directly to the Participant and not reinvested in the ESOP or (vii) any other amount which is excluded under the Code or Treasury Regulations. An

“eligible retirement plan” is an individual retirement account or annuity described in Code Sections 408(a) and 408(b) (collectively, an “IRA”), an annuity plan described in Code Section 403(a) which accepts rollover distributions, a qualified plan described in Code Section 401(a) which accepts rollover distributions, or an annuity plan described in Code Section 403(b) which accepts rollover distributions, or a Code Section 457 governmental plan which accepts rollover distributions; provided, however, that with respect to a non-spouse Beneficiary, “eligible retirement plan” shall mean only an inherited IRA within the meaning of Code Section 408(d)(3)(c) and in accordance with Code Section 402(c)(11) and Code Section 401(a)(9)(B)(ii).

5.04 Trustee-to-Trustee Transfer. Upon the direction of the Plan Administrator, the Trustee may transfer all amounts credited to a Participant’s accounts held by the Trustee to another retirement benefit plan qualified under Code Section 401(a) in connection with or following a Distribution Event with respect to such Participant.

5.05 Protected Distribution Forms for Certain Transferred Balances.

(a) In the case of a Participant who had funds transferred to the Plan from the GSF Energy Inc. Retirement Savings Plan (the “GSF Plan”) during 1989, a term annuity may be purchased with all or part of that portion of the Participant’s distribution which is attributable to funds transferred in 1986 from the former Getty savings plan to the GSF Plan. The fixed payment period cannot exceed 240 months and the amount of payments must be greater than $25 per month.

(b) In the case of a Participant employed by Pacific Anchor Chemical Corporation who had funds transferred from the Pacific Anchor Chemical Corporation 401(k) Plan (the “Pacific Anchor Plan”) to the Plan as of July 1, 1989, such a Participant may elect to receive the amount credited to his account as of the date of such transfer in installment payments over a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s spouse, if any.

(c) In the case of a Participant employed by Industrial Gas and Supply Company (“IGS”) who had funds transferred from the IGS Savings Plan due to the merger of the IGS Savings Plan into the Plan as of March 31, 2000, such a Participant may elect to receive the amount credited to his account as of the date of such transfer, in installment payments over a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s spouse, if any. The applicable provisions are set forth in Exhibit II.

ARTICLE VI

ADMINISTRATION

6.01 Plan Administrator. The Plan Administrator shall be responsible for the administration of the Plan to the extent provided herein and except to the extent that some other person or entity shall be expressly authorized by the Board. The Plan Administrator shall not receive any compensation from the Plan for his services as such, but may be reimbursed for reasonable expenses actually incurred in the administration of the Plan.

6.02 Expenses of Administration. The reasonable expenses incident to the administration, management, and operation of the Plan, including (but not limited to) the compensation of legal counsel, auditors, accountants, actuaries, the Trustee, and investment managers, if any, and other costs such as recordkeeping fees, proxy voting fees, communication costs, and the cost of clerical and technical assistance which may be required, shall be payable from the Participants’ accounts as a basis point charge to the unit value of the Participant Investment Funds in which the accounts are invested. The Investment Committee may provide that certain Plan expenses, other than those payable as a basis point charge, shall be charged to a Participant’s accounts. Notwithstanding the foregoing, the Employer, in its absolute discretion, may elect at any time to pay part or all thereof directly, and any such election shall not bind the Employer as to its right to elect with respect to the same or other expenses at any other time to have such expenses paid from the Participants’ accounts.

6.03 Powers and Duties of the Plan Administrator. In addition to any implied powers and duties which may be necessary to carry out the provisions of the Plan and any explicit powers and duties set forth elsewhere in the Plan, the Plan Administrator shall have the following specific discretionary powers and duties:

(a) To make and enforce such rules and regulations and adopt such procedures as he shall deem necessary or proper for the efficient administration of the Plan which are not inconsistent with the Code, ERISA, or any grant of authority to another person hereunder, including without limitation rules to be followed by Participants filing notices, elections, directions, and designations under the Plan and for the furnishing and verification of evidence and proofs necessary to establish the rights of any person to benefits under the Plan;

(b) Subject to and consistent with the Code and ERISA, discretionary authority and power to construe and interpret the Plan and to decide any and all matters arising thereunder, including the right to (i) decide all questions of eligibility for benefits; (ii) determine the amount, time, and manner of payment; (iii) authorize the payment of benefits; (iv) remedy possible ambiguities, inconsistencies, or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Participants who are similarly situated; and (v) to determine all questions of fact;

(c) Subject to the provisions of Section 6.05, to make findings of fact and determinations as to the rights of any person applying for benefits and to afford any such person dissatisfied with any such findings or determinations the right to a hearing thereof;

(d) To obtain from the Employer and from the Participants, and provide to the Trustee such information as shall be necessary for proper administration of the Plan;

(e) To authorize disbursements from the Participant Investment Funds and to obtain from the Trustee such information concerning such disbursements as shall be necessary for the proper administration of the Plan;

(f) To supervise generally the administration of the Plan in accordance with ERISA, including, without limitation, compliance with reporting and disclosure requirements and the final review of claims and appeals by Participants and their Beneficiaries;

(g) To appoint or employ other persons or fiduciaries to carry out various specific responsibilities concerning the administration of the Plan and any other agents he deems advisable, including without limitation legal counsel, auditors, and accountants, and to enter agreements for the performance of services on behalf of the Plan; and

(h) To allocate and delegate among or to any one or more person or persons (including corporate persons) named by the Plan Administrator in accordance with the provisions hereinafter, any of his powers, duties, and fiduciary responsibilities, such allocation or delegation to be effected as follows:

(i) Fiduciary responsibilities may be allocated or delegated by the Plan Administrator by naming in writing the named fiduciary to whom the responsibility is allocated or delegated, with a description of the responsibility and an outline of the duties involved;

(ii) Such of his other powers, authority, and duties as he deems proper and desirable for the efficient administration of the Plan may be delegated to any officer or other administrative employee of the Employer.

6.04 Powers and Duties of the Investment Committee. In addition to any implied powers and duties which may be necessary to carry out the provisions of the Plan and any explicit powers and duties set forth elsewhere in the Plan, the Investment Committee shall have the following specific discretionary powers and duties:

(a) To appoint or employ, and to enter agreements with:

(i) the Trustee;

(ii) an investment manager or managers with power to direct the investment, reinvestment, and other management of the acquisition and disposition by the Trustee of all or a portion of any of the Participant Investment Funds described in Section 4.02 (other than the Company Stock Fund), if the Investment Committee determines in its sole discretion that an investment manager or managers is necessary or desirable for management of all or any portion of any such Participant Investment Fund; provided, however, that each such investment manager shall acknowledge in writing that such investment manager is a fiduciary with respect to the Plan, and:

(A) shall be registered as an investment advisor under the Investment Advisors Act of 1940; or

(B) shall be a bank, as defined in the Investment Advisors Act of 1940; or

(C) shall be an insurance company qualified to perform services with power to manage, acquire, or dispose of assets of the Plan under the laws of more than one State; or

(D) if not registered as an investment advisor under the Act by reason of paragraph (1) of section 203A(a) of the Investment Advisors Act of 1940, shall be registered as an investment advisor under the law of the State (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time the investment advisor last filed the registration form most recently filed by the investment advisor with such State in order to maintain the investment advisor’s registration under the laws of such State, shall also have filed a copy of such form with the Secretary of Labor.

(iii) an investment advisor who does not meet the qualifications for an investment manager set forth in Paragraph (ii) above, provided that such investment advisor may offer investment advisory services and recommendations to the Trustee but shall have no power to cause the Trustee to act on such advice.

(b) To direct the Trustee to invest and reinvest all or any portion or portions of any of the Participant Investment Funds described in Section 4.02 held under the Trust Agreement as specified by the Investment Committee, in interests in collective investment funds, group trusts, or other entities or in other investments directed by the Investment Committee, and to exercise ownership rights with respect to such interests or investments, all as specified by the Investment Committee;

(c) To perform any and all duties allocated to it by the Board or required of it by the provisions of this Plan, the Code, or ERISA;

(d) To allocate and delegate among or to any one or more of its members or officers, any subcommittees of the Investment Committee, and any other person or persons (including corporate persons) named by it in accordance with the provisions hereinafter, any of its powers, duties, and fiduciary responsibilities (other than trustee responsibilities), such allocation or delegation to be effected as follows:

(i) Fiduciary responsibilities may be allocated or delegated by the Investment Committee by naming in writing, including by recording in the minutes of the Investment Committee’s meetings the named fiduciary to whom the responsibility is allocated or delegated, with a description of the responsibility and an outline of the duties involved;

(ii) Except where a member of the Investment Committee, the fiduciary so named shall indicate acceptance of the responsibility by executing the written instrument naming such fiduciary, whereupon such executed instrument shall be incorporated by this reference in the Plan;

(iii) For the purpose of this Section 6.04(d), a trustee responsibility is a responsibility to manage or control the assets of the Plan other than the power to appoint an investment manager in accordance with Section 6.04(a)(ii). The power to allocate or delegate responsibility to manage the Participant Investment Funds (other than the Company Stock Fund) described in Paragraph 4.02 may only be made in accordance with such Section 6.04(a)(ii); and

(iv) Such of its other powers, authority, and duties as it deems proper and desirable may be delegated to any one of its members or officers or to any officer or other administrative employee of the Employer, provided that such delegation shall be noted in the minutes of the proceedings of the Investment Committee or other writing;

(e) To take all actions necessary to transfer Plan assets and liabilities to another qualified plan subject to, and in accordance with the provisions of applicable laws and Section 7.03, where such transfer is required in connection with any transaction or event or series of events or transactions which may from time to time be approved by the Board or approved pursuant to a delegation of authority by the Board;

(f) To take all actions necessary to amend the Plan to assume liabilities, and to direct the Trustee to accept assets, of another qualified plan subject to, and in accordance with the provisions of applicable law and Section 7.03, required in connection with any transaction or event or series of similar transactions or of similar events which may from time to time be approved by the Board or approved pursuant to a delegation of authority from the Board; and

(g) To take such further action as the Investment Committee deems appropriate, in regard to establishing and reviewing programs, guidelines, policies, and objectives for investment of Plan assets, and reviewing investment performance in terms of such programs, guidelines, policies, and objectives.

6.05 Benefit Claims Procedure. The claim and appeal procedure herein provided is intended to meet the requirements of ERISA and the regulations thereunder. By virtue of such requirements, the procedure provided in this Section 6.05 shall be the sole and exclusive procedure for claiming benefits or appealing any denial of a claim for benefits under the Plan. This procedure shall, in respect of all claims arising under the Plan, supersede and preempt any and all procedures for settlement of disputes or resolution of grievances under any other agreements or plans.

(a) Claim. In the event of a claim by a Participant or a Participant’s Beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Participant or Beneficiary shall present the reason for his claim in writing to the Plan Administrator. The Plan Administrator shall, within ninety (90) days after the receipt of such written claim, send written notification to the Participant or Beneficiary as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

(b) Denial. In the event the claim is wholly or partially denied, the Plan Administrator’s written notification shall: (a) state the specific reason or reasons for the denial, (b) contain specific references to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Participant or Beneficiary may appeal the denial of his claim. If no notice of denial is provided within the time period set forth above, the claim shall be deemed to be denied and the Participant or Beneficiary may proceed to appeal in accordance with Paragraph (c) below.

(c) Appeal. In the event a Participant or Beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Claims Committee within sixty (60) days after receipt of such written claim denial (or the date on which such claim is deemed denied if notice is not received within the applicable time periods pursuant to Paragraph (b) above). Such Participant or Beneficiary (or his duly authorized representative) may, upon written request to the Claims Committee, review any records of the Plan Administrator or other persons to whom fiduciary responsibilities have been allocated or delegated hereunder which the Claims Committee determines are pertinent to such claim, and submit in writing issues and comments in support of his position.

The Claims Committee shall notify the Participant or Beneficiary of the Claims Committee’s final decision within 60 days after receipt of the written appeal unless an extension of time is necessary due to special circumstances. If an extension is required, the Claims Committee shall notify the Participant, Beneficiary or authorized representative of the extension within the initial review period and shall explain the special circumstances requiring the extension within such initial 60-day period.

The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. In addition the notice shall provide that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and shall contain a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. If the claim has not been granted and the notice is not furnished within the period of time specified above, the claim shall be deemed denied. The decision on appeal shall be binding on all parties.

(d) Qualified Domestic Relations Order. Since separate procedures have been adopted with respect to domestic relations orders, the service of a domestic relations order on the Plan shall not be treated as a claim for benefits as contemplated by this Section 6.05 and the foregoing procedure shall not be followed in determining whether such an order constitutes a Qualified Domestic Relations Order.

6.06 Fiduciaries. Persons and entities named or referred to in the Plan, including without limitation, members of the Investment Committee, members of the Claims Committee, and the Plan Administrator may from time to time act in respect of the Plan and/or the Trust Fund in a fiduciary capacity as to the operation and administration of the Plan and/or the Trust Fund, as well as in a non-fiduciary capacity on behalf of an Employer as a sponsor of the Plan and/or settlor of the Trust Fund. Except as expressly provided in the Plan, no reference in the Plan to any particular act, duty, or responsibility by any person or entity is intended to ascribe a fiduciary or non-fiduciary role thereto.

For purposes of ERISA Section 402(a), “named fiduciaries” for the Plan shall include: the Finance Committee of the Board, insofar as it appoints the persons to serve on the Investment Committee and has oversight responsibility for review of certain actions taken by the Investment Committee; the Plan Administrator with respect to the control and management of the operation and administration of the Plan and compliance with the reporting and disclosure requirements of ERISA and the Code; the Investment Committee with respect to control and management of the Trust Fund; and the Claims Committee with respect to adjudication of claim appeals. In addition, the Trustee shall be the named fiduciary or named fiduciaries with respect to the management, control, custody, and investment of the Trust Fund or specified portions thereof, except to the extent: (a) an investment manager has been appointed to manage and/or acquire and dispose of investments as contemplated by Paragraph 6.05(h)(2), in which case such investment manager shall be the named fiduciary with respect to the management, acquisition, and disposition of such investments: or (b) the Trustee has been directed by the Investment Committee to invest or reinvest, and exercise ownership rights with respect to, interests in collective investment funds, trusts, or other entities or other investments as contemplated by Paragraph 6.05(i), in which case the Investment Committee shall be the named fiduciary with respect to the management, acquisition, and disposition of such interests and investments.

6.07 Adequacy of Communications; Reliance on Reports and Certificates. All notices, elections, applications, directions, or other communications given, made, filed, delivered, or transmitted by or for an Employee or Participant in pursuance of the provisions of this Plan shall not be deemed to have been duly given, made, filed, delivered, transmitted, or received unless the same shall be in writing on such form as is made available by the Plan Administrator or the Trustee for that purpose and until the same shall actually be received at the locations specified on such form.

Any person acting upon notices, directions, or other communications given, made, delivered, or transmitted by the Investment Committee may rely on any documents signed by the chairman or secretary of the Investment Committee or by any one or more of its members or Company officers or employees authorized by the Committee to certify its actions.

The Investment Committee, the Claims Committee or any of their members will be entitled to rely conclusively upon any information, including without limitation, all tables, valuations, certificates, opinions, and reports, which is furnished by the Trustee, any auditor, accountant, legal counsel, or other person who is employed or engaged for the purpose of assisting such Committees in the performance of their responsibilities hereunder and as to whom the members of the applicable Committee have no reason to doubt the competence, integrity, or responsibility.

6.08 Indemnification. The Company agrees to indemnify each member of the Investment Committee or the Claims Committee who is its employee or the employee of an Affiliated Company against any and all claims, loss, damage, expense, and liability from any act or failure to act unless the same is judicially determined to be the result of such member’s gross negligence or willful misconduct, except as otherwise prohibited by applicable law.

6.09 Member’s Own Participation. No member of the Investment Committee or the Claims Committee may act, vote, or otherwise influence a decision of the Committee relating solely to his own participation under the Plan.

6.10 Elections. Exhibit III attached hereto, entitled “Plan Elections”, sets forth elections under the Plan made by the Company or its delegates or officers, including the Vice-President Human Resources, the Plan Administrator or his delegates, or others (but not Participants, spouses, beneficiaries, alternate payees or other

Participants or payees) in regard to elections made under the Plan or applicable law, whether or not specifically referenced in the Plan, and is designed to include only those elections required by applicable law to be specified in the Plan, but may include other elections as well.

ARTICLE VII

AMENDMENT, CORRECTION AND DISCONTINUANCE

7.01 Right to Amend or Terminate.

(a) The Company intends and expects to continue the Plan indefinitely. Nevertheless, (i) the Company reserves the right to terminate the Plan or amend or modify it from time to time and (ii) each Employer reserves the right to suspend, terminate, or completely discontinue contributions under the Plan with respect to itself and its Employees and their Beneficiaries. Action to terminate the Plan may be taken only by the Board, by its resolutions, duly adopted. The Investment Committee may act on behalf of the Company and without action by or approval of the Board, to add or discontinue Participant Investment Funds. Any other action referred to in this subsection and not determined by the Company’s general counsel to be in contravention of law may be taken on behalf of the Company by the Chairman of the Board evidenced by a resolution, certificate, new or revised Plan text, or other writing; provided that, only the Board may approve a Plan amendment which (A) would materially increase aggregate accrued benefits under, materially change the benefit formula provided by, or materially increase the cost of the Plan, so long as persons designated by the Board as “Executive Officers” for purposes of the U.S. Securities laws are Participants in the Plan; or (B) would freeze benefit accruals, materially reduce benefit accruals, or otherwise materially change the benefits under the Plan; or (C) would constitute the exercise of power or function herein assigned to the Finance Committee of the Board, the Investment Committee, the Plan Administrator, or the Claims Committee. The Chairman may delegate the authority described in the preceding sentence in writing.

(b) Notwithstanding Paragraph (a), no action to terminate, amend, or modify the Plan described therein shall adversely affect Participants who shall have retired under the Plan prior to such action, nor shall any amendment have the effect of decreasing the nonforfeitable percentage or the amount of a Participant’s accounts except as permitted by Code Section 411(d)(6) and the regulations thereunder. No amendment shall be made to this Plan which eliminates a subsidy or an optional form of benefit available to a Participant except as permitted by Code Section 411(d)(6) and the regulations thereunder.

(c) Notwithstanding any of the foregoing provisions of this Section, any modification or amendment of the Plan may be made retroactively, if necessary or appropriate to qualify or maintain the Plan and/or the Trust Fund as a plan and/or trust meeting the requirements of the Code and ERISA, or any other provision of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder. If the Plan is terminated by the Company, all amounts credited to each of such Participant’s accounts in respect of Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions, Company Core Contributions, and Company Matching Contributions shall be distributed by the Trustee to any such Participant so affected by such discontinuance or to his or her designated Beneficiary as soon as practicable (to the extent permitted under applicable law), with distributions to be made in accordance with the directions of the Plan Administrator.

(d) Upon the Plan’s termination or partial termination, the rights of all affected Participants to benefits accrued to the date of such termination or partial termination, to the extent not yet vested, shall be nonforfeitable.

7.02 Corpus and Income Not to be Diverted. Notwithstanding any power of discontinuance or amendment reserved in the Plan or Trust Agreement, it shall be impossible at any time for any part of the corpus and income of the Trust Fund held for the benefit of Participants and their Beneficiaries to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing:

(a) All contributions made to the Plan are conditioned upon their deductibility in full under Code Section 404, or any statute of similar import. If all or any portion of a contribution is determined to be not deductible, the amount so determined to be non-deductible shall be returned to the Employer, if the Employer so directs the Trustee, within one (1) year of the determination of the disallowance of the deduction.

(b) A contribution made by a mistake of fact shall be returned to the Employer within one (1) year after the payment of the contribution, if the Employer so directs the Trustee.

7.03 Merger or Consolidation of Plan.

(a) The Plan shall not be terminated automatically by the Company’s acquisition by or merger into any other company, but the Plan shall be continued after such merger if the successor company agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger, without the need for a specific Plan amendment.

(b) The Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) be entitled to receive a benefit after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

7.04 Correction. Any operational or qualification defect or failure of this Plan of any kind whatsoever may be corrected pursuant to any program of voluntary correction sponsored by the Internal Revenue Service or the Department of Labor, or any other agency of the Federal government or pursuant to applicable law, regulations or rulings, to the extent determined by, and at the sole discretion of, the Chairman of the Board.

ARTICLE VIII

GENERAL PROVISIONS

8.01 Nonalienation of Benefits. Except as may be otherwise required by law, no benefit payable under the Plan or any interest of any Participant arising out of or created by this Plan, either before or after retirement, shall be subject, either voluntarily or involuntarily, to anticipation, assignment, pledge, execution, attachment, garnishment, or alienation. Any attempt to assign or alienate a benefit payable under the Plan shall be void. Also, except as may otherwise be required by law, no such benefit or interest will in any manner be liable for or subject to the debts, liabilities, contract, engagements, or torts of any Participant. This Section 8.01 also shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a Qualified Domestic Relations Order. In the case of a Qualified Domestic Relations Order, distributions shall be made in accordance with and shall be governed by procedures adopted by the Plan Administrator. Notwithstanding any other provisions of the Plan, to the extent permitted under the provisions of Code Sections 401(a)(13)(C) and (D), or under other applicable law, a Participant or Beneficiary may have his benefits reduced in the event of his willful breach of fiduciary duty to the Plan or his criminal act against the Plan.

8.02 Payments to Minors, Incompetents, and Related Situations. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor, is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is unable to care for his affairs because of illness, accident, mental disability, or similar circumstances, such benefits shall be paid to such person as the Plan Administrator shall designate or to the duly appointed guardian. Such payment shall be deemed a complete discharge of any liability for such benefits under the Plan.

8.03 Unclaimed Accounts - Trust Funds. No interest shall accrue to or for the account of Participants or their Beneficiaries during any period that any distribution hereunder shall remain unclaimed. If any distribution made by the Trustee from any of the Participant Investment Funds remains unclaimed for a period of six (6) months, the Trustee shall notify the Plan Administrator, who will promptly attempt to locate the person entitled to receive such distribution.

8.04 No Guarantee of Employment. The Plan shall not be deemed to be in consideration of, or an inducement for, the employment of any person by the Company or any Affiliated Company. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge or to terminate the service of any employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

8.05 Governing Law. The Plan, the Trust Agreement, and all amendments thereto shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, and according to the laws of the Commonwealth of Pennsylvania (including its statute of limitations provisions, but excluding its choice of law provisions) to the extent not preempted by applicable federal law.

8.06 Gender, Number, and Headings.

(a) As used herein, the pronouns “he”, “him”, or “his”, referring to an Employee, Participant, Beneficiary, or any other person, shall also be deemed to refer to and include the feminine gender.

(b) Whenever any words are used herein in the singular or plural, they shall be construed as if they were also used in the plural or singular, respectively, in all cases where applicable.

(c) Headings of Articles and Sections of the Plan are inserted for convenience of reference only and as such they constitute no part of the Plan and are not to be considered in the meaning or construction thereof.

(d) Any reference to the Code or ERISA or a section thereunder or a regulation thereunder shall also refer to any successor statute, successor section, or successor regulation.

8.07 Severability. Each provision of the Plan shall be independent of each other provision of the Plan and if any provision of the Plan proves to be, or is held by any court, tribunal, board, or authority of competent jurisdiction to be, void or invalid as to any Participant or group of Participants, such provision shall be disregarded and deemed to be null and void and not part of the Plan; but such invalidation of any such provision shall not otherwise impair or affect this Plan or any of the other provisions or terms hereof.

8.08 Obligations of the Employer. No Employer shall have any liability with respect to payments of benefits under the Plan and each Participant and Beneficiary shall look solely to the Trust Fund for any payments or benefits under the Plan. Upon total or partial termination of the Plan, no Employer shall have any further liability either to provide benefits to those employees affected by such total or partial termination (whether or not such benefits are then in pay status) or to make any further contributions to or under the Plan in respect of such employees.

8.09 Effective Date. The amended and restated Plan as herein set forth is effective as of October 1, 2009, except for provisions which indicate a later effective date.

8.10 Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

8.11 Use of Electronic Media; Adjustment of Certain Time Periods. Notwithstanding any provision herein which requires notices, consents, elections, or other actions under the Plan to be effectuated through a writing, such notices, consents, elections, or other actions may be effectuated through the use of electronic media, if so provided in procedures established by the Plan Administrator consistent with Department of Labor or Internal Revenue Service pronouncements or other applicable law. Moreover, any time periods set forth herein for providing notices, making elections, granting consents, or taking other actions which are based upon time limits established under applicable law shall be deemed to be automatically amended, without the necessity of a formal amendment, to reflect any subsequent modification of those deadlines through Department of Labor or Internal Revenue Service pronouncements or other changes in applicable law.

IN WITNESS WHEREOF, this Air Products and Chemicals, Inc. Retirement Savings Plan, as amended and restated effective October 1, 2009, with amendments through September 30, 2010, has been duly executed on behalf of Air Products and Chemicals, Inc.

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Lynn C. Minella
Senior Vice President – Human Resources and Communications

ATTEST:

/s/ Lynn German Long
Assistant Secretary

APPENDIX A

PARTICIPANT INVESTMENT FUNDS

Effective as of September 30, 2010

Tier 1 – Life Cycle Investment Options

•	SSgA Target Retirement Income Securities Lending Series Fund Class II

•	SSgA Target Retirement 2010 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2015 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2020 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2025 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2030 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2035 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2040 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2045 Securities Lending Series Fund Class II

•	SSgA Target Retirement 2050 Securities Lending Series Fund Class II

Tier 2 – Core Investment Options

•	SSgA Stable Value Fund

•	Western Asset Core Plus Bond – Institutional Class (Ticker Symbol: WACPX)

•	Dodge & Cox Balanced Fund (Ticker Symbol: DODBX)

•	Vanguard Windsor II Fund – Admiral Shares (Ticker Symbol: VWNAX)

•	SSgA S&P 500® Index Securities Lending Series Fund Class II

•	Pyramis Small Capitalization Core Commingled Pool

•	American Funds® Growth Fund of America® - Class R5 (Ticker Symbol: RGAFX)

•	Fidelity International Discovery Fund Class K (Ticker Symbol: FIDKX)

•	Air Products Company Stock Fund

Tier 3 – Self-Directed Brokerage

•	Fidelity Money Market Trust Retirement Government Money Market Portfolio

•	Fidelity BrokerageLink®

The Qualified Default Investment Alternative is the Tier 1 – Life Cycle Investment Option. Contributions will be invested in a particular fund within that Tier based on the Participant’s age in accordance with procedures determined by the Plan Administrator.

A-1

EXHIBIT I

ELIGIBLE NONUNION HOURLY LOCATIONS DESIGNATED

BY VICE PRESIDENT - HUMAN RESOURCES

EFFECTIVE AS OF SEPTEMBER 30, 2010:

Designated Terminal For 125% of Base Salary
ASHLAND, KY	YES
BETHLEHEM, PA	YES
BOUNTIFUL, UT	YES
BURNS HARBOR, IN	NO
BUTLER, IN	YES
CAMDEN, SC	YES
CHANDLER, AZ	YES
CONVENT, LA	NO
CONVENT, LA (Drivers)	YES
CONYERS, GA	YES
CREIGHTON, PA	YES
DECATUR, AL	YES
DEER PARK, TX	NO
GLENMONT, NY	YES
GRAY, TN	YES
LANCASTER, PA	YES
LANCASTER, PA (Express Services)	NO
LAPORTE, TX	YES
LASALLE, IL	YES
LIBERAL, KS	YES
MANALAPAN, NJ	NO
MIDLOTHIAN, TX	YES
NIAGARA FALLS, NY	YES
OAK CREEK, WI	YES
ORLANDO, FL	YES
PACE, FL	YES
PARKERSBURG, WV	YES
PRYOR, OK	YES
PUYALLUP, WA	YES
REIDSVILLE, NC	YES
SHAKOPEE, MN	YES
SMITHVILLE, MO	NO
SPARROWS POINT, MD (Drivers)	YES

I-1

EXHIBIT II

FORMS OF DISTRIBUTION AVAILABLE TO PARTICIPANTS WHO HAD AMOUNTS

TRANSFERRED TO THE PLAN FROM THE IGS SAVINGS PLAN

(i) Forms of Payments to Participants. Participants who were previously participants in the IGS Savings Plan shall continue to have available under the Plan the forms of payment which were available under the IGS Savings Plan, in addition to the forms of benefit provided for in Article V of the Plan; provided, however, that distribution shall automatically be made in the form of a lump sum if the value of the aggregate amounts credited to the Participant’s Plan accounts does not exceed the amount set forth in Paragraph 3.10(c) of the Plan. Such forms of payment shall be available with respect to the balance of the Participant’s account which was transferred from the IGS Savings Plan to the Plan in connection with the merger of the IGS Savings Plan effective March 31, 2000.

Any distributions made pursuant to this Exhibit II or under Article V must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirement. The former IGS Savings Plan Participant shall have the ability to recalculate annually the life expectancy of the Participant and the Participant’s Spouse. Any recalculation of life expectancy shall be done in accordance with Code Section 401(a)(9) and the regulations thereunder.

(1) Normal Form of Payment. Unless the Participant elects otherwise the aggregate amount credited to the Participant’s Plan accounts shall be made in a lump sum. The normal form of payment shall be automatic, unless the Participant files a written request with the Administrator prior to the date on which the aggregate amounts credited to the Participant’s Plan accounts are automatically payable, electing an optional form of payment.

(2) Optional Forms of Payment.

(a) The Participant shall have the right to receive the aggregate amounts credited to his or her Participant Plan accounts in monthly, quarterly, semi-annual or annual payments from the Plan over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary.

(b) A direct rollover will be available to the Participant and/or the Spouse under the terms of Section 5.03.

(ii) Forms of Death Benefit Distributions.

(1) Spousal Death Benefit. On the death of a Participant, the aggregate amounts credited to the Participant’s Plan accounts will be paid to the Participant’s Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant’s Designated Beneficiary.

The Surviving Spouse may elect to have distribution of the aggregate amounts credited to the Participant’s Plan Accounts commence within the 90-day period following the date of the Participant’s death. The aggregate amount credited to the Participant’s Plan Accounts shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.

The Participant may waive the spousal death benefit described in this Section B(1) of this Exhibit II at any time provided that no such waiver shall be effective unless it is a Qualified Election.

(2) Qualified Election. Any election to waive the spousal death benefit of Section B(2) of this Exhibit II shall not be effective unless:

(a) the Participant’s Spouse consents in writing to the election;

(b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(c) the Spouse’s consent acknowledges the effect of the election.

If it is established to the satisfaction of the Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(iii) Other Distribution Provisions.

(1) Participant Dies After Distribution Has Begun. In the event a Participant dies after the distribution of the aggregate amounts credited to the Participant’s Plan accounts pursuant to Code Section 401(a)(9) has begun, the distribution of the such aggregate amounts will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(2) Participant Dies Before Distribution Has Begun. In the event a Participant dies before the distribution of the aggregate amounts credited to the Participant’s Plan accounts pursuant to Code Section 401(a)(9) has begun, the distribution of the such aggregate amounts will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below.

(a) If any portion of the aggregate amounts credited to the Participant’s Plan accounts is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(b) If the Designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section C(2) of this Exhibit II by the time of his or her death, the Participant’s Designated Beneficiary must elect the method of distributions no later than the earlier of: (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distributions of the aggregate amounts credited to the Participant’s Plan accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For purposes of this Section C(2) of this Exhibit II, if the Surviving Spouse dies after the Participant, but before the payments to such Spouse begin, the provisions of this Section C(2) of this Exhibit II with the exception of paragraph (b) therein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of Sections C(1) and C(2) of this Exhibit II, distribution of the aggregate amounts credited to the Participant’s Plan accounts is considered to begin on the last Business Day of March of the calendar year, which follows the calendar year in which the Participant would have attained age 70 1/2 (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse).

(3) Payment to Minor. For purposes of this Exhibit II, if an amount is payable to either a minor or an individual who has been declared incompetent, the benefits shall be paid to the legally appointed guardian for the benefit of said minor or incompetent individual, unless the court which appointed the guardian has ordered otherwise.

(4) Definitions. For purposes of this Exhibit II, the following definitions shall apply:

(a) Designated Beneficiary - The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

(b) Spouse or Surviving Spouse - The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

EXHIBIT III

PLAN ELECTIONS

The following elections have been made in accordance with various sections of the Plan and are applicable only with respect to the Plan Years specifically indicated below, except as otherwise required by applicable law:

Year Election Applies	Applicable Plan Section	Election
1997	3.07(b)(i),(ii), and (iii) (pages 30-33)	Current year data used to perform ADP, ACP, and multiple use testing.

This Exhibit III may be revised from time to time by the Vice President - Human Resources without amendment to the Plan, provided his/her signature appears below along with the Signature Date.

III-1

SCHEDULE I

PARTICIPATING EMPLOYERS

AS OF 1 OCTOBER 2009

Name of Affiliated Company	Participating Employer Since Date	Revocation Date

Air Products Energy Enterprising, Inc.	Continuing	N/A
Air Products Helium, Inc.	Continuing	N/A
Air Products Manufacturing Co., Inc.	Continuing	N/A
Air Products LLC	1 June 2007	N/A
Air Products Performance Manufacturing, Inc. (formerly known as “Tomah Products, Inc.” and “Tomah Reserve, Inc.”)	1 April 2006	N/A

S-1